AS FILED WITH THE UNITED STATES SECURITIES
                  AND EXCHANGE COMMISSION ON APRIL 22, 2004


                         REGISTRATION NO. 333-__________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ZIM CORPORATION

                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                     CANADA
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                      7371
            (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                 NOT APPLICABLE
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

   20 COLONNADE ROAD, SUITE 200 OTTAWA, ONTARIO CANADA K2E 7M6 (613) 727-1397
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES
                        AND PRINCIPAL PLACE OF BUSINESS)

                                MICHAEL COWPLAND
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 ZIM CORPORATION
                          20 COLONNADE ROAD, SUITE 200
                                 OTTAWA, ONTARIO
                                 CANADA, K2E 7M6
                                 (613) 727-1397
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:

                                HANK GRACIN, ESQ.
                               LEHMAN & EILEN LLP
                     50 CHARLES LINDBERGH BLVD. - SUITE 505
                            UNIONDALE, NEW YORK 11553
                            TELEPHONE: (516) 222-0888
                            FACSIMILE: (516) 222-0948

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE

==========================================================================================================

                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF       NUMBER OF SHARES TO OFFERING PRICE PER  AGGREGATE OFFERING   REGISTRATION
  SECURITIES TO BE REGISTERED     BE REGISTERED        SHARE (1)              PRICE            FEE (2)
----------------------------- ------------------------------------------------------------- --------------
Common stock, no par value    1,150,006 shares (3)        $.71              $816,504         $103.45
per share

Common stock, no par value    1,150,006 shares (4)        $.71              $816,504         $103.45
per share

Common stock, no par value    4,000,000 shares (5)        $.71            $2,840,000         $359.83
per share

TOTAL                         6,300,012 shares            $.71            $4,473,008         $566.73


==========================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended, based upon the average of the high and low trading prices of the common stock of the Registrant on the Over-the-Counter Bulletin Board on April 8, 2004

(2) The amount of registration fee is $126.70 per $1 million pursuant to the Commission's Fee Rate Advisory #7 for Fiscal 2004.

(3) Represents shares sold by the Registrant in a private placement in January 2004 of 1,150,006 units, each unit consisting of one share of the Registrant's common stock, and one non-transferable warrant. Each warrant entitles the holder to purchase an additional share of the Registrant's common stock at $.75 per share for a period of six months from the date of issuance. Pursuant to Rule 416(b), the shares registered hereby include such additional number of shares as may be issued or may become issuable as dividends or as a result of stock splits, stock dividends or similar transactions.

(4) Represents shares issuable upon exercise of the warrants included in the units.

(5) Represents shares sold by the Registrant in a private placement in February 2004 in connection with an acquisition by the Registrant of EPL Communications Limited and E-Promotions Limited.

==========================================================================================================



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the United States Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

                 SUBJECT TO COMPLETION DATED APRIL 22, 2004


PROSPECTUS

                                 ZIM CORPORATION

                             6,300,012 COMMON SHARES



This prospectus relates to the offer and sale of 6,300,012 of our common shares by the selling shareholders identified in this prospectus. The common shares will be offered and sold by the selling shareholders at times that they determine. The selling shareholders will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling shareholders.

Our common shares currently trade on the Over-the-Counter Bulletin Board under the symbol "ZIMCF." On April 8, 2004 the last reported sale price of our common shares on the Over-the-Counter Bulletin Board was $0.71 per share. However, we consider our common shares to be "thinly traded" and any last reported sale price may not be a true market-based valuation of our common shares.

Of the 6,300,012 common shares offered hereby, we issued 1,150,006 shares and reserved another 1,150,006 shares for issuance in January 2004 in a private placement of 1,150,006 units at $.75 per unit, each unit consisting of one common share and one warrant to purchase an additional common share at $.75 per share through July 30, 2004. The remaining 4,000,000 shares were issued in February 2004 in connection with the acquisition of EPL Communications Limited and E-Promotions Limited. EPL Communications Limited and E-Promotions Limited are based in London, England, and are providers of two-way short messaging services.

AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. PLEASE SEE "RISK FACTORS" BEGINNING ON PAGE 4.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  THE DATE OF THIS PROSPECTUS IS APRIL 22, 2004

                               PROSPECTUS SUMMARY

You should read this summary in conjunction with the more detailed information and financial statements appearing elsewhere in this prospectus. In this prospectus, the terms "ZIM Corporation," "ZIM," "we," the "Corporation", "us," and "our" refer to ZIM Corporation and its subsidiaries.

ZIM CORPORATION

We are a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by our wholly owned subsidiary ZIM Technologies International Inc. ("ZIM Technologies") in 1996. We have now licensed the Zim IDE software products to thousands of customers through direct sales, and an established network of VARs and distributors.

The Zim IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

The Zim IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided. The distinctive characteristic of the Zim IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, Zim IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products. The mobile data software products are designed to take advantage of the existing wireless data network infrastructure known as short messaging service ("SMS") or text messaging. SMS enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. SMS has already experienced a significant uptake throughout Europe and Asia and the market is now expanding in North America.

We have developed both consumer and business-oriented lines of mobile data software products to deliver simple to use SMS based communication services for end users. These communication services include features to increase the usefulness of SMS, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is our goal to become a leading North American provider of SMS based products to individual consumers and businesses by utilizing our expertise in database management and software engineering, and our knowledge of North American SMS networks.

Our executive offices are located at 20 Colonnade Road, Suite 200, Ottawa, Ontario, Canada K2E 7M6. Our telephone number is (613) 727-1397 and our corporate website is www.zim.biz.

THE OFFERING

This offering relates to the offer and sale of a number of our common shares by the selling shareholders identified in this prospectus. The selling shareholders will determine when they will sell their shares, and in all cases, they will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling shareholders.

CURRENCY PRESENTATION AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all references to "US$" or "$" are to U.S. dollars and all references to "CDN$" are to Canadian dollars.

The following table sets out, for the periods and dates indicated, certain information concerning the rates of exchange for CDN$ per US$ based on the close rates on the Bank of Canada website www.bankofcanada.ca.

                            Nine months ended   Year ended May    Year ended May
                            February 29, 2004         31, 2003          31, 2002
   At end of period                    1.3357           1.3685            1.5280
   Average                             1.3406           1.5245            1.5681
   High                                1.4163           1.5962            1.5996
   Low                                 1.2712           1.3507            1.5243

SUMMARY OF FINANCIAL DATA

The summary financial information set forth below is derived from and should be read in conjunction with the financial statements and notes thereto contained in this prospectus, and the management's discussion and analysis of financial condition and results of operations, also contained in this prospectus. Results of operations for the periods presented are not necessarily indicative of results of operations for future periods.


     STATEMENT OF EARNINGS DATA
                                                                           (Unaudited)
                      (Unaudited)  (Unaudited)                               Pro-forma   (Unaudited)
                      Nine Months  Nine months    (Audited)    (Audited)   Nine months     Pro-forma
                            ended        ended   Year ended   Year ended         ended    year ended
                     February 29, February 28,      May 31,      May 31,  February 29,       May 31,
                             2004         2003         2003         2002          2004          2003
                     ------------ ------------   ----------   ----------  ------------    ----------
STATEMENT OF
  EARNINGS DATA                 $            $            $            $             $             $
Revenues                1,591,823    1,161,263    1,671,871    2,044,488     2,708,444     3,822,025
Operating expenses
  interest and other    3,008,360    2,405,162    3,374,654    6,699,474     3,621,105     4,446,276
Net loss before
  income taxes         (1,416,537)  (1,243,899)  (1,702,783)  (4,654,986)   (1,556,145)   (2,355,447)
Income taxes             (199,990)    (186,763)    (242,980)    (206,254)     (199,990)     (240,818)
Net loss               (1,216,547)  (1,057,136)  (1,459,803)  (4,448,732)   (1,356,155)   (2,112,467)

BALANCE SHEET DATA

Current assets          2,610,348                  1,004,888      945,696
Total assets            7,037,880                  1,777,036    1,708,472
Current liabilities     1,611,924                  3,312,454    1,756,772
Total liabilities       1,611,924                  3,312,454    1,768,143
Shareholders' equity    5,425,956                 (1,535,418)     (59,671)
   (deficiency)

                                  RISK FACTORS

An investment in our common shares involves risks. You should carefully consider the risks described below and other information in the prospectus before your decide whether to buy our common shares.

OUR LINE OF MOBILE DATA SOFTWARE MAY NOT GAIN MARKET ACCEPTANCE - ZIM MAY THEREFORE NEVER BE PROFITABLE

A failure by ZIM to generate future revenues from its applications, including ZIM SMS Office, ZIM Chat, and ZIM SMS Mail would adversely affect our financial condition. We believe that our future is dependent to a large extent on our ability to achieve and sustain market acceptance for this proposed line of software products for the mobile data industry. ZIM has expended substantial time and resources since 2001 to develop this line of software products for the mobile data industry, and, as such desires to recoup its investment. In addition, we do not view our existing Zim IDE business as sufficient, in and of itself, to maintain and sustain its operations going forward. The market acceptance for these products is unproven. To date, ZIM has generated minimal revenue from these products.

ZIM MAY EXPERIENCE DIFFICULTIES ACCURATELY FORECASTING ITS OPERATING RESULTS THEREBY MAKING ITS BUSINESS OPERATIONS MORE DIFFICULT TO SUSTAIN

Due to our limited operating history in the SMS market and the uncertainty regarding the market acceptance for its new line of SMS products, ZIM may not be able to accurately forecast its future operating results. If net sales from our new line of SMS products fall materially short of estimated expenses, our business operations will become more difficult to sustain since we will then have to reduce our spending and/or raise additional capital over and above any current capital raising plans. It may not be possible for ZIM to accomplish either task in a timely manner, or at all, in which event ZIM would have to curtail or suspend certain or all of its business operations. Any action to such effect is likely to have a material adverse effect on our business relationships, financial results, financial condition and prospects.

THE LOSS OF THE SERVICES OF ZIM'S DR. MICHAEL COWPLAND AND OTHER KEY PERSONNEL COULD NEGATIVELY AFFECT OUR BUSINESS

The loss of the services of Dr. Michael Cowpland and other key personnel could affect our performance in a material and adverse way. ZIM currently depends heavily on the services of Dr. Cowpland as well as his ability to, and past practice of, funding our cash requirements from time to time. For example, Dr. Cowpland, and a holding company owned by the spouse of Dr. Cowpland, have provided financing of approximately $3.8 million to ZIM.

In December 2003, the Ontario Securities Commission ordered, among other things, that Dr. Cowpland be prohibited from acting as a director for any issuer reporting in the Province of Ontario, Canada until December 2005. Although ZIM is not a reporting issuer in Ontario, Canada, and has no current plans to become a reporting issuer in Ontario, Canada, this prohibition could materially affect ZIM should it decide to seek a listing of its securities in Ontario, Canada.

ZIM MAY NOT BE ABLE TO ADEQUATELY PROTECT ITS INTELLECTUAL PROPERTY RIGHTS OR MAY BE ACCUSED OF INFRINGING INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES

If ZIM is not successful in adequately protecting its technology through patent, trademark, copyright and other protections, our competitors could develop competing products based on our intellectual property and thereby damage our business and results of operations.

ZIM MAY NOT BE ABLE TO ADAPT QUICKLY ENOUGH TO TECHNOLOGICAL CHANGE AND CHANGING CUSTOMER REQUIREMENTS, THEREBY LOSING SALES

If we are unable to adapt to the rapid changes in technology and customer needs that are inherent to the enterprise software industry, ZIM may lose sales and fail to grow. In order to meet these rapid changes, we will have to effectively integrate new wireless and data technologies, continue to develop our technologies and technical expertise and respond to changing customer needs.

THERE IS SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our ability to continue as a going concern is subject to substantial doubt given our current financial condition and requirements for additional funding. If ZIM is unable to continue as a going concern, investors in our common shares will likely lose their entire investment. We have indicated in our financial statements that there is substantial doubt about our ability to continue as a going concern. In addition the auditors' report included an explanatory paragraph which indicates that there is substantial doubt about our ability to continue as a going concern. There can be no assurance that ZIM will be successful in raising additional funding.

IF ZIM IS UNABLE TO OBTAIN ADDITIONAL FUNDS IN A TIMELY MANNER OR ON ACCEPTABLE TERMS, ZIM MAY HAVE TO CURTAIL OR SUSPEND CERTAIN OF ITS BUSINESS OPERATIONS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON ITS BUSINESS RELATIONSHIPS, FINANCIAL RESULTS, FINANCIAL CONDITION AND PROSPECTS

If ZIM is unable to obtain additional funds in a timely manner or on acceptable terms, we may have to curtail or suspend certain of our business operations which could have a material adverse effect on our business relationships, financial results, financial condition and prospects. We anticipate that our current cash and cash equivalents of approximately $1 million, along with cash generated from operations, will be sufficient to meet our present operating and capital expenditures for at least the next six months, but that we will require substantially more funds at that time to continue and expand our business operations.

ZIM EXPECTS TO INCUR OPERATING LOSSES FOR A MINIMUM OF THE NEXT TWELVE MONTHS. SUCH LOSSES WILL DIRECTLY EFFECT OUR REQUIREMENTS FOR ADDITIONAL FUNDS AND ABILITY TO CONTINUE AS A GOING CONCERN

Our anticipated requirements for additional funds are based, in large part, upon our expectation that we will incur operating losses for the next twelve months. The extent to which these anticipated losses are actually incurred will directly affect our need for additional capital and ability to continue as a going concern. If the shortfall between the revenues generated by ZIM and its operating expenses for the next twelve months is greater than the operating losses which are already expected, our need to secure additional funds is likely to increase accordingly and further adversely effect our ability to continue as a going concern. Moreover, no assurance can be given that actual operating losses will not exceed management's current expectations. These anticipated operating losses are due in part to anticipated costs in the marketing of our new line of mobile data software and related research and development expenditures.


IF WE ARE UNABLE TO MANAGE THE INTEGRATION OF OUR ACQUIRED BUSINESSES, OUR FINANCIAL CONDITION AND OPERATING RESULTS MAY BE ADVERSELY AFFECTED

A failure to effectively manage the integration of our acquisition of EPL Communications Limited and E-Promotions Limited, and any additional acquisitions we may decide to make, may adversely affect our business and financial condition. The acquisition of EPL Communications Limited and E-Promotions Limited, and any additional acquisitions that we decide to make, may adversely affect our business and financial condition. Any acquisition that we make will place significant demand on management, technical and other resources.

                 DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This prospectus includes statements that are "forward-looking statements" including statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. All statements other than statements of historical facts included in this prospectus, including, without limitation, statements under "Prospectus Summary," "Risk Factors," "Management's Plan of Operations" and "Business" regarding our financial position, business strategy and other plans and objectives for future operations, and future product demand, supply, costs, marketing, and pricing factors, are forward-looking statements. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update or revise such forward-looking statements, except as required by law. Although we believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct or that we will take any actions that may presently be planned. Certain important factors that could cause actual results to differ materially from our expectations are disclosed under "Risk Factors" and elsewhere in this prospectus. All written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such factors.

                                 USE OF PROCEEDS

Proceeds from the sale of the common shares being registered hereby will be received directly by the selling shareholders. Accordingly, we will not receive any proceeds from the sale of the shares.

                              SELLING SHAREHOLDERS

This prospectus relates to the offer and sale of a number of our common shares by the selling shareholders identified below. The shares included in the table below consist of 1,150,006 shares that were issued in a private placement exempt from registration in January 2004, and 1,150,006 shares issuable upon exercise of warrants that are exercisable through July 30, 2004, and that were issued in the same private placement. The shares included in the table below also include 4,000,000 shares issued in February 2004 in connection with the acquisition of EPL Communications Limited and E-Promotions Limited in a private placement exempt from registration. In connection with both the January 2004 private placement and the February 2004 acquisition, ZIM agreed to register the shares for resale.

The selling shareholders will determine when they sell their shares, and will sell their shares at the current market price or at negotiated prices at the time of sale. Although we have to pay the expenses related to the registration of the shares being offered, other than brokerage commissions and discounts, we will not receive any proceeds from the sale of the shares by the selling shareholders.

Except as noted, none of the selling shareholders hold any affiliation with ZIM Corporation or our officers, directors or principal shareholders apart from their ownership of ZIM Corporation securities.

The following table sets forth certain information regarding the beneficial ownership of ZIM's common shares as of the date of this prospectus by each selling shareholder. In reviewing the table, please keep in mind that the amounts in the column relating to shares beneficially owned after the offering assume that all the offered shares were sold.

As of April 8, 2004, there were 55,181,026 of our common shares outstanding, and 1,150,006 warrants that are exercisable into 1,150,006 of our common shares.

                                    Common Shares                                         Common Shares
                                 Beneficially Owned                             Beneficially Owned After Offering
                                       Prior                  Common Shares      --------------------------------
 Name of Selling Shareholders      to Offering (1)            Being Offered        Number (2)       Percent (3)
 ----------------------------  ------------------------- ----------------------  ---------------  --------------
James Stechyson (4)                    720,000                   100,000             620,000            1%
Stephen Wright (5)                   1,800,261                 1,800,261                0               0%
Maria Vendone (6)                    1,467,366                 1,467,366                0               0%
Finelook Limited (7)                   573,960                   573,960                0               0%
Wright & Vendone, Tr for E.             90,303                    90,303                0               0%
Wright (8)
Christian Goldsbrough (9)               68,110                    68,110                0               0%
70 individuals(10)                   2,200,012                 2,200,012                0               0%

-----------------

(1) In accordance with the Rules and Regulations of the United States Securities and Exchange Commission, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power. Unless otherwise indicated, we believe that all the selling shareholders named in the above table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)    Assumes the sale of all shares offered hereby.
(3) Based on a total of 55,181,026 common shares issued and outstanding as of April 8, 2004.
(4) James Stechyson is a member of our board of directors. The shares beneficially owned by Mr. Stechyson include 50,000 shares purchased in ZIM's January 2004 private placement and 50,000 shares issuable upon exercise of presently exercisable warrants also purchased in ZIM's January 2004 private placement. The shares also include 220,000 shares issuable upon the exercise of stock options.
(5) Stephen Wright is a citizen of the United Kingdom. The shares beneficially owned by Mr. Wright were received in February 2004 in partial consideration for Mr. Wright's ownership interest in EPL Communications Limited and E-Promotions Limited.
(6) Maria Vendone is a citizen of Italy. The shares beneficially owned by Ms. Vendone were received in February 2004 by Ms. Vendone in partial consideration for Ms. Vendone's ownership interest in EPL Communications Limited and E-Promotions Limited.
(7) Finelook Limited is a company organized under the laws of England. Its ordinary shares are owned by Gianni Vendone, a citizen of Italy. The shares beneficially owned by Finelook Limited were received in February 2004 in partial consideration for Finelook Limited's ownership interest in E-Promotions Limited.

(8) Mr. Wright and Mrs. Vendone hold these shares in trust for minor Enrico Wright. The shares beneficially owned in trust for minor Enrico Wright were received in February 2004 in partial consideration of minor Enrico Wright's ownership interest in E-Promotions Limited.

(9) Christian Goldsbrough is a citizen of the United Kingdom. The shares beneficially owned by Mr. Goldsbrough were received in February 2004 in partial consideration for Mr. Goldsbrough's ownership interest in E-Promotions Limited.

(10) The shares beneficially owned by these 70 individuals include 1,100,006 shares purchased in ZIM's January 2004 private placement and 1,100,006 shares issuable upon exercise of presently exercisable warrants also purchased in ZIM's January 2004 private placement. These shares represent in the aggregate less than 4% of our outstanding common shares.


                              PLAN OF DISTRIBUTION

We are registering the common shares covered by this prospectus for the selling shareholders. As used in this prospectus, the term "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other commissions, discounts or other expenses relating to the sale of the common shares.

The selling shareholders may sell the common shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their common shares through:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o    short sales, except as described below;

o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

o enter into transactions involving short sales of the shares by broker-dealers;

o sell shares short themselves and deliver the shares registered hereby to settle such short sale or to close out stock loans incurred in connection with their short positions;

o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer or other person, who will then resell or transfer the shares under this prospectus; or

o loan or pledge the shares to a broker-dealer or other person, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling shareholders may negotiate and pay broker-dealers or other persons commissions, discounts or concessions for their services. Broker-dealers or other persons engaged by the selling shareholders may allow other broker-dealers or other persons to participate in resales. However, the selling shareholders and any broker-dealers or such other persons involved in the sale or resale of the shares may qualify as an "underwriter" within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended. In addition, the broker-dealers' or their affiliates' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act of 1933, as amended. If the selling shareholders qualify as an "underwriter," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act of 1933, as amended.

In addition to selling their shares under this prospectus, the selling shareholders may:

o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act of 1933, as amended;

o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

o sell their shares under Rule 144 of the Rules and Regulations promulgated by the United States Securities and Exchange Commission rather than under this prospectus, if the transaction meets the requirements of Rule 144.

The United States Securities and Exchange Commission's so-called "penny stock" rules, which impose additional sales practice and disclosure requirements, could impede the sale of our shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

Until, and unless, we are able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another National Exchange, and the share price for our common shares were to trade at, or above, $5.00 per share, the shares will be subject to the "penny stock" rules, unless we satisfy certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common shares trade on the Over-the-Counter Bulletin Board under the symbol "ZIMCF." The following table shows the high and low closing prices of our common shares for the periods indicated as reported by the Over-the-Counter Bulletin Board. These prices do not include retail markup, markdown or commission.

2004                                                HIGH                 LOW
Second quarter.........................             $1.10                $.38
Third quarter..........................             $1.01                $.39
October 16, 2003 to April 8, 2004......             $1.10                $.38

Our common shares are thinly traded and, accordingly, reported sale prices may not be a true market-based valuation of our common shares. As of April 8, 2004 there were approximately 1,100 record holders of our common shares.

We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for the operation of our business.

                                LEGAL PROCEEDINGS

Dr. Michael Cowpland, ZIM Corporation's president and chief executive officer, was named as a defendant in several lawsuits relating to his actions as the former president and chief executive officer of Corel Corporation. These include a complaint filed by Anthony Basilio and Fred Spagnola on March 13, 2000 in the U.S. District Court for the Eastern District of Pennsylvania, a complaint filed by Alan Treski on March 29, 2000 in the U.S. District Court for the Eastern District of Pennsylvania and four additional complaints filed in the U.S. District Court for the Eastern District of Pennsylvania and one complaint filed in the U.S. District Court for the District of Massachusetts. In each of these cases, the complaints had been filed on behalf of persons who purchased or otherwise acquired common shares of Corel between December 7, 1999 and December 21, 1999. The complaints generally allege that the defendants including Dr. Cowpland violated various provisions of the US securities laws, including
Section 10(b), Section 20(f) and Rule 10b-5 under the United States Securities Exchange Act of 1934, as amended, by misrepresenting or failing to disclose material information regarding Corel's financial condition. Corel Corporation announced on June 16, 2003 that it reached an agreement-in-principle to settle the claims against both Dr. Cowpland and Corel Corporation. The agreement-in-principle is subject to a number of conditions, including judicial approval.

In addition, on October 14, 1999, the Ontario Securities Commission (the "OSC") filed charges against Dr. Michael Cowpland and his holding company, M.C.J.C. Holdings Inc. (now named MC Lux Corporation) ("MCJC"), in the Ontario Superior Court of Justice. As announced in the news release of the OSC dated October 14, 1999, information was laid in the Ontario Superior Court of Justice against Dr. Cowpland and MCJC, of which Dr. Cowpland is a director, charging Dr. Cowpland with three counts of violating Ontario securities law and charging MCJC with one count of violating Ontario securities law.

On February 11, 2002, MCJC pleaded guilty to the offense of insider trading in the Ontario Court of Justice in Ottawa, Canada and was fined approximately $628,000 which it has paid.

On December 12, 2003, the OSC issued a decision that: (a) ordered Dr. Cowpland and MCJC to pay approximately $380,000 to the Investor Education Fund; (b) prohibited Dr. Cowpland from acting as a director of any "reporting issuer" that reports in the Province of Ontario until December 12, 2005; (c) reprimanded Dr. Cowpland and MCJC; and (d) ordered MCJC to pay the OSC's costs in the amount of approximatley $57,000. All amounts have been paid. ZIM Corporation is not a "reporting issuer" in the Province of Ontario and therefore there is no prohibition against Dr. Cowpland acting as a director of ZIM Corporation, or any of its subsidiaries.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS
MANAGEMENT

The following table sets forth certain information regarding the directors and executive officers of ZIM Corporation as of the date of this prospectus. The background of these individuals is summarized in the paragraphs following the table.

NAME                   AGE      POSITION WITH ZIM

Dr. Michael Cowpland   60       President, Chief Executive Officer and Director
Tony Davidson          44       Chief Technology Officer
Jennifer North         38       Chief Financial Officer
William Parisi         46       Vice President Business Development
Roberto Campagna       26       Vice President Mobile Sales
Steven Houck           34       Director
Charles Saikaley       45       Director
James Stechyson        39       Director
Donald Gibbs           58       Director

Michael Cowpland has served as President and Chief Executive Officer since February 2001. In 1973, Dr. Cowpland co-founded Mitel Corporation (formerly NYSE:MTL) and was the company's Chief Executive Officer for 10 years. During Dr. Cowpland's tenure as CEO, Mitel's sales reached $300 million before it was acquired by British Telecom in 1984. After the acquisition of Mitel, Dr. Cowpland founded Corel Corporation (NASDAQ:CORL), a company that evolved into one of the world's leading providers of office productivity software. Corel was widely recognized for its WordPerfect Office Suite, and its PC graphics application, Corel Draw. Dr. Cowpland served as President of Corel from 1995 to January 2001. Dr. Cowpland began his career in 1964 at Bell Northern Research. Dr. Cowpland received a Bachelor of Science and Engineering from the Imperial College (London), a Masters of Engineering from Carleton University and Ph.D. in Engineering from Carleton University.

Tony Davidson has served as the Vice-President of Engineering and Chief Technology Officer since March 2002 and April 2002, respectively. He started his career in the field of medical research. In 1991, Mr. Davidson joined Corel Corporation where he participated in the development of a wide range of commercial products covering a variety of genres including medical and entertainment products to digital stock photography and CDROM mastering software. This eventually led to his heading up Corel's Multimedia Division in the role of Executive Director. In 1996, Mr. Davidson joined Vorton Technologies as Executive Vice President and Chief Technology Officer. He left Vorton in June 2001 to join ZIM. In his role as VP Engineering at ZIM, he will be responsible for the technical direction of all new and current ZIM products. Mr. Davidson is a graduate of Applied Arts and Technology Program of St. Lawrence College in Kingston Ontario, and has over twenty years of experience developing software and applications using both low and high level languages.

Jennifer North has been the Chief Financial Officer since June 2003. Prior to joining ZIM Corporation, Ms. North worked as a financial consultant assisting high growth technology companies to develop corporate and financial strategies. From 1996 to 2001, Ms. North was the Corporate Controller of World Heart Corporation, a Canadian public company trading on both NASDAQ and the Toronto Stock Exchange. She is a chartered accountant, graduating in 1989.

William Parisi has over 20 years of senior management experience in advanced telecommunication services. Before joining ZIM he held the position of Vice President Marketing and Business Development for Zinilin Inc., and a number of senior management roles within the BCE family, including Assistant Vice President of Emerging Services. Mr. Parisi has served as Vice President responsible for Business Development since joining ZIM in April of 2001. His academic background includes Bachelors and Masters degrees in Engineering and Marketing obtained through studies at the University of Southern California, Concordia University of Montreal, and the Chinese University of Hong Kong.

Roberto Campagna is responsible for enhancing our relationships with top wireless operator networks and extending our network of wireless-focused partners and suppliers. Mr. Campagna brings a wealth of software industry knowledge to his position, having previously worked in similar roles, lastly at Corel Corporation. During his four years at Corel he held increasingly more senior positions with the international sales organization, most recently serving as Regional Director of Latin America. In this capacity, Mr. Campagna was responsible for driving Corel's enterprise, retail and OEM sales and services strategies for the Latin America region, in addition to promoting policies and programs designed specifically for the company's largest enterprise customers. Mr. Campagna speaks four languages and he holds a Bachelor in International Business and Trade.

Steven Houck has served as a director since April 2001. Since 1995, Mr. Houck has held various positions with Corel Corporation, where he currently serves as the executive vice president for business development. Prior to his service to Corel, he founded Worldview Technologies, a company specializing in multimedia design and authoring and served as its CEO until 1995. He has received a Bachelors Degree in Business Administration from Florida Atlantic University.

Charles Saikaley has served as a director of ZIM since June 1, 2003 and a director of ZIM Technologies International Inc. since May 2001. Since 1990, Mr. Saikaley has been a partner in the law firm of Lang Michener based in Ottawa, Canada. He practices in the area of real estate, providing advice in all aspects of the purchase and sale of residential and commercial real estate as well as commercial leases, commercial mortgages and business arrangements. He is a member of the firm's business law, franchise law and real estate law groups. He is a member of the Canadian Bar Association, Law Society of Upper Canada. Mr. Saikaley received a Bachelor of Business Administration from the University of Ottawa (1979) and a Bachelor of Laws from University of Ottawa in 1982.

James Stechyson has served as a director and Chairman of ZIM since June 1, 2003. He has also served as a director of ZIM Technologies International Inc. since January 1998 and was appointed into the position of chairman in May 2001. From 1990 to September 2003 he was the President of OM Video, Inc., a major hardware sales and systems integrator of professional video and presentation technology based in Ottawa, Canada. He is a charter member of the Innovators Alliance of Ontario, a government sponsored organization for the Chief Executive Officers of leading growth firms. He is also the recipient of the Ottawa Carlton Board of Trade Young Entrepreneur of the Year Award.

Donald R Gibbs has been a director of ZIM since July 2003. He also serves as the Chairman of our Audit Committee. Since 2002, Mr. Gibbs has been the Chief Executive Officer of a Montreal based technology corporation, Original Solutions Inc., which test and inspects assembled printed circuit board business. Since 1970, Mr. Gibbs has held senior financial executive positions in Mitel Corporation, Cognos Inc., Gandalf Systems Corporation, Positron Fiber Systems Inc., Gorilla Capital Inc. and VIPswitch Inc. He currently serves as a Director of Original Solutions Inc. Mr. Gibbs received his Bachelor of Commerce degree from the University of Ottawa and holds a professional designation as a Certified Management Accountant.


               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                           ZIM CORPORATION MANAGEMENT

The following table sets forth, as of April 8, 2004, the number and percentage of our outstanding common shares which are beneficially owned, directly or indirectly, by:

o each person who is the beneficial owner of 5% or more of our outstanding common shares;

o    each director and executive officer of ZIM Corporation; and

o    all directors and executive officers of ZIM Corporation as a group.

In accordance with the Rules and Regulations of the United States Securities and Exchange Commission, beneficial ownership includes shares over which the indicated person has sole or shared voting or investment power and shares which he or she has the right to acquire within 60 days of April 8, 2004. Unless otherwise indicated, the persons listed are deemed to have sole voting and investment power over the shares beneficially owned.

BENEFICIAL OWNERSHIP
-----------------------------------------------------------------------------------------------------------------------
                                                                                                 Common Shares
Name                         Title                                                          Number          Percentage
-----------------------------------------------------------------------------------------------------------------------

Michael Cowpland             President and CEO                                          37,806,282  (1)            58%
Tony Davidson                Chief Technology Officer                                      450,000  (2)             1%
Jennifer North               Chief Financial Officer                                       362,500  (3)             1%
William Parisi               Vice President Business Development                           332,500  (4)             1%
Roberto Campagna             Vice President Mobile Sales                                   320,000  (5)             1%
Denise Batson                Principal Shareholder and Vice President of Sales           5,550,000  (6)            10%
Steven Houck                 Director                                                      240,000  (7)             0%
James Stechyson              Director                                                      720,000  (8)             1%
Charles Saikaley             Director                                                      240,000  (9)             0%
Donald Gibbs                 Director                                                      240,000  (10)            0%

All executive officers and officers as a group (10 persons)                             46,211,282                 84%

(1) The beneficial ownership of Michael Cowpland consists of 18,645,320 common shares owned directly by Dr. Cowpland, 9,511,121 common shares which Dr. Cowpland has the right to acquire under outstanding stock options, 1,000,000 common shares owned by Dr. Cowpland's spouse, 8,299,848 common shares owned by a company controlled by Dr. Cowpland's spouse, and 302,493 common shares owned by the minor children of Dr. Cowpland and his spouse. Dr. Cowpland disclaims beneficial ownership of the shares held by his wife and the company controlled by his wife and the shares held by his minor children.

(2) The beneficial ownership of Tony Davidson consists of 450,000 common shares which he has a right to acquire under presently exercisable stock options.

(3) The beneficial ownership of Jennifer North consists of 362,500 common shares which she has a right to acquire under presently exercisable stock options.

(4) The beneficial ownership of William Parisi consists of 332,500 common shares which she has a right to acquire under presently exercisable stock options.

(5) The beneficial ownership of Roberto Campagna consists of 320,000 common shares which she has a right to acquire under presently exercisable stock options.

(6) The beneficial ownership of Denise Batson consists of 5,255,000 common shares registered in the name of a company controlled by Ms. Batson, and 295,000 common shares which she has a right to acquire under presently exercisable stock options.

(7) The beneficial ownership of Steven Houck consists of 240,000 common shares which he has a right to acquire under presently exercisable stock options.

(8) The beneficial ownership of James Stechyson consists of 450,000 common shares owned directly - 220,000 common shares which he has a right to acquire under presently exercisable stock options, and 50,000 shares issuable upon exercise of presently exercisable warrants.

(9) The beneficial ownership of Charles Saikaley consists of 240,000 common shares which he has a right to acquire under presently exercisable stock options.

(10) The beneficial ownership of Donald Gibbs consists of 240,000 common shares which he has a right to acquire under presently exercisable stock options.

                   DESCRIPTION OF ZIM CORPORATION'S SECURITIES

The authorized capital of ZIM Corporation consists of an unlimited number of common shares, and an unlimited number of special shares. ZIM Corporation has 55,181,026 common shares outstanding. There are no special shares outstanding.

COMMON SHARES

The rights, restrictions and conditions of the common shares are as follows:

Voting. Each holder of common shares is entitled to notice of and to attend and vote at all general and special meetings of our shareholders other than meetings at which only the holders of a particular class or series other than the common shares are entitled to vote. Each common share will entitle its holder to one vote. Because holders of common shares do not have cumulative voting rights with respect to the election of directors, the holders of a majority of the common shares represented at a meeting are able to elect all of the directors.

Dividends. The holders of common shares are, at the discretion of the board of directors of ZIM entitled to receive dividends, out of any and all profits or surplus of ZIM properly available for the payment of dividends (after the payment of any dividends payable on securities of ZIM entitled to receive dividends in priority to the common shares).

Dissolution. The holders of our common shares will be entitled to any distribution of the assets of ZIM upon the liquidation, dissolution or winding up of the corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs.

Preemptive Rights. The holders of our common shares will not have any preemptive rights.

Penny Stock Rules. The United States Securities and Exchange Commission's so-called "penny stock" rules, which impose additional sales practice and disclosure requirements, could impede the sale of our common shares in any secondary market, with a concomitant adverse effect on the price of the shares in the secondary market.

Until, and unless, we are able to satisfy the initial listing requirements for listing on The Nasdaq SmallCap Market or another National Exchange, and the share price for ZIM common shares were to trade at, or above, $5.00 per share, the shares will be subject to the "penny stock" rules, unless ZIM satisfies certain asset or revenue tests (at least $5,000,000 in net tangible assets if in business less than three years, at least $2,000,000 in net tangible assets if in business at least three years, or average revenues of at least $6,000,000 for the last three years). Under the penny stock rules, a broker or dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker or dealer or the transaction otherwise is exempt. In addition, the penny stock rules require the broker or dealer to deliver, prior to any transaction, a disclosure schedule prepared by the United States Securities and Exchange Commission relating to the penny stock market, unless the broker or dealer or the transaction otherwise is exempt. A broker or dealer also is required to disclose commissions payable thereto and to the registered representative and current quotations for the securities. In addition, a broker or dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

                             DESCRIPTION OF BUSINESS

ZIM CORPORATION

ZIM has two operating subsidiaries, EPL Communications Limited, a company incorporated pursuant to the Companies Act 1985 (United Kingdom), and E-Promotions Limited, a London, England based company incorporated pursuant to the Companies Act of 1985 (United Kingdom). ZIM is also the sole shareholder of PCI Merge, Inc., a Florida based holding company with no operations. On April 1, 2004, ZIM Corporation and ZIM Technologies International Inc. amalgamated into ZIM Corporation.

OVERVIEW

ZIM is a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by ZIM Technologies in 1996. The Corporation has now licensed the Zim IDE software products to thousands of customers through direct sales, and an established network of VARs and distributors.

The Zim IDE software provides an integrated development environment for Microsoft Windows and UNIX computer operating systems. An integrated development environment is a set of programs run from a single user interface for use in the creation and management of corporate databases.

The Zim IDE software was designed to handle complex data management in a more efficient manner than the database technologies historically provided. The distinctive characteristic of the Zim IDE software is the fact that its object dictionary contains more than just a table of data. Instead, all relationships and data information are concurrently stored in the object dictionary, making it easier to manage and retrieve information. Furthermore, Zim IDE software uses data sets rather than record-by-record access to manage information. This technique further simplifies the management of data.

The Zim IDE software has been used to develop database applications that have been deployed in a wide range of industries, including finance, marketing, human resources, information and records management. Applications built with the Zim IDE also fully access most other major databases such as Oracle and SQL Server.

Beginning in 2001, we expanded our business strategy to include the design and development of a line of mobile data software products. ZIM designs these mobile data software products to take advantage of the existing wireless data network infrastructure known as SMS or text messaging. SMS enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. SMS has already experienced a significant uptake throughout Europe and Asia and the market is now expanding in North America.

We have developed both consumer and business-oriented lines of mobile data software products to deliver simple to use SMS based communication services for end users. These communication services include features to increase the usefulness of SMS, such as the ability to send text messages from web sites directly to mobile phones, and the capability to connect office tools to mobile phones, including e-mail messages, meeting requests, and follow-up reminders. It is our goal to become a leading North American provider of SMS based products to individual consumers and businesses. We intend to accomplish this goal by utilizing our expertise in database management and software engineering, and our knowledge of North American SMS networks.

Beginning in November of 2001, most major wireless carriers in North America, including AT&T, Verizon, Voicestream, Cingular, Bell Canada and Rogers AT&T, have adopted SMS interoperability, thereby enabling their subscribers to both send and receive SMS messages through their competitors' systems. ZIM expects that this interoperability will accelerate consumers' adoption of this service in North America.

We believe that a number of other significant recent factors will accelerate the growth of SMS in North America. These factors include:

o    SMS roaming agreements entered into by the carriers,

o    Development of SMS based consumer applications,

o    Economies relative to voice calls,

o    Simplicity of use,

o    High penetration of handsets with SMS functionality,

o    Growth in handsets with smart-text functionality,

o    Growth in percentage of subscribers able to use SMS, and

o    Appealing to network operators via high gross margins.

OUR STRATEGY IN THE SMS BUSINESS

It is our goal to become a leading international provider of SMS based services to individuals and businesses. ZIM intends to accomplish this goal by utilizing its expertise in database management and software engineering, our relationships with international wireless carriers, and our knowledge of international SMS networks.

ZIM expects SMS users will utilize SMS for a variety of business and personal communication services. ZIM expects that these value-added communication services will help bridge the gap between personal computers and business computer systems, on the one hand, and mobile devices, on the other hand. This is expected to enable tasks that are familiar in the personal computers or corporate systems environment to be extended to mobile devices. These tasks may include group messaging, mobile chat, mobile marketing, calendaring, collaborative work processes, business process communications and desktop to mobile integration.

We believe that there are multiple revenue stream opportunities to be made from SMS. Direct payments are expected to include both consumer to operator, as well as consumer to product and service provider. Indirect payments are expected to come primarily from various revenue share agreements with wireless carriers.

In addition, we expect that our recent acquisition of EPL Communications Limited and E-Promotions Limited ("EPL") will facilitate our growth strategy in three ways. First, EPL brings new technology capabilities to ZIM including a web based customer self serve interfaces, as well as direct connectivity into operator networks for SMS message delivery. Second, EPL has an existing customer base of approximately 12,500 customers which ZIM plans to grow through existing EPL products and complimentary ZIM product offerings. Third, EPL has existing relationships with all four of the major wireless network operators in the United Kingdom. It is ZIM's intention to utilize these existing EPL relationships to offer ZIM's network operator portfolio into the United Kingdom.

OUR SMS PRODUCTS

ZIM SMS Office

Standard Edition released in 2003; Enterprise Edition slated for release in 2004

ZIM SMS Office links two-way SMS text messaging and e-mail with the coordination of Microsoft(R) ("Microsoft") Outlook and Microsoft Excel to create a mobile office software tool. It is designed to extend and enhance a Microsoft Office suite by providing Outlook functionality to SMS-enabled cellular phones through one-way and two-way SMS text messaging capabilities. Users stay connected to the Microsoft Outlook office environment by using a cell phone to receive, reply, forward and send e-mail messages, request "more" or "all" of e-mail messages, and receive daily calendar items and reminders. Users can send SMS text messages to their contacts from the desktop and receive the responses as e-mail. Filters and preferences can also be set to enhance productivity. The Enterprise edition of the product, which is a networked mobile solution for a Microsoft Exchange Server environment, includes a variety of additional capabilities such as contact look up and corporate calendar meeting invitations on the phone.

ZIM SMS MAIL

Released in 2003

ZIM SMS Mail is a two-way mobile e-mail extension software tool designed to leverage SMS text messaging to keep cellular phone users connected to their e-mail while on the go. ZIM SMS Mail is desktop software that links almost any e-mail account to SMS-enabled cellular phones. When mail that meets the personal filter criteria of the user arrives in the e-mail Inbox, it is automatically pushed to the user's cellular phone using one-way and two-way SMS text messaging through the SMS channel.

ZIM 2-WAY SMS PAGING

Available since 2003

ZIM 2-Way SMS Paging is a pager replacement system that uses SMS on a cellular phone to create a two-way communication network. Using a web-based administrative interface and standard cellular phones, customers can easily and quickly implement a modern and cost-effective two-way communication system for employees currently using pagers as part of the enterprise communication process. To ensure maximum reach and effectiveness, the product goes beyond SMS and incorporates e-mail message sending options.

The product includes many features to ensure real and measurable results including: web-based message posting through and administrative control panel, easy to use contacts and group controls and escalation hierarchy, real-time message delivery status reporting and record logs for audit trail and results analysis.

ZIM SMS CHAT

Released in early 2004

ZIM SMS Chat is the next generation of `Instant Messaging' that expands on the real time, two-way chat experience and allows users to send instant SMS text messages from the computer directly to mobile users. Users can engage in live two-way chats with friends and family even when they are on the go.

Featuring two-way, real-time functionality through SMS, computer users can create a dialogue with mobile users and expand communication possibilities. ZIM SMS Chat is a real-time, two-way SMS messaging application that can be installed and working on a computer within minutes.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

INTRODUCTION

ZIM Corporation and its subsidiaries are collectively referred to as "ZIM" or the "Corporation". Such discussion and comments on the liquidity and capital resources of the Corporation should be read in conjunction with the information contained in the unaudited interim consolidated financial statements and related notes of the Corporation.

This Management's Discussion and Analysis or Plan of Operation contains forward-looking statements that are based on current expectations, estimates and projections about the Corporation and the industries in which it operates. In addition, other written or oral statements which constitute forward-looking statements may be made by or on behalf of the Corporation. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. The Corporation undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by law.

Potential risks and uncertainties include, without limitation, the uncertainties inherent in the development of new software products, the Corporation's need for significant additional funding, the uncertain market acceptance of the Corporation's products, the uncertainties inherent in managing the integration of the Corporation's acquired businesses, and rapid developments in technology, including developments by competitors. We operate in a very competitive and rapidly changing environment. New risks can arise and it is not possible for management to predict all such risks, nor can it assess the impact of all such risks on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.


EXECUTIVE SUMMARY

Beginning in 2001, the Corporation expanded its business strategy to include the design and development of a line of mobile data software products based on SMS (Short Messaging Service) technology. Commencing in this fiscal period, revenues from these SMS applications have become a significant contributor to the Corporation's total revenues. Management expects that revenues from SMS applications will become the dominant contributor for the up-coming fiscal year, beginning on April 1, 2004.

The revenue sources from SMS applications are a result of the completion of a suite of SMS products by ZIM as well as the recently acquired UK-based company, EPL Communications. For the 19 day period, during this fiscal quarter, that EPL operated while owned by ZIM, revenues were approximately $198,000. Management expects to see revenues continue at this level during the fiscal year beginning on April 1, 2004.

In addition to the increased sales of SMS applications, the sales of Zim IDE Software increased during this quarter primarily as a result of increased attention to sales opportunities. Management does not expect to see continued significant growth in this area.


OVERVIEW

Historically ZIM has been known as a developer and provider of the Zim Integrated Development Environment, or the Zim IDE software. Zim IDE software is currently used by companies in the design, development, and management of information databases and mission critical applications. The technology for Zim IDE software was developed at Bell Northern Research in Ottawa, Ontario in the 1980s and acquired by ZIM in 1996. The software is now licensed to thousands of customers through direct sales as well as an established network of VARs and distributors.

Beginning in 2001, the Corporation expanded its business strategy to include the design and development of a line of mobile data software products. ZIM designs these mobile data software products to take advantage of the existing wireless data network infrastructure known as SMS. SMS, or text messaging as it is also known, enables users to communicate person to person and application to person through cellular handsets and other SMS-enabled devices. The use of SMS has already experienced a significant increase throughout Europe and Asia and the market is now expanding in North America.

On February 10, 2004, ZIM purchased UK-based SMS firms EPL Communications Limited and E-Promotions (together referred to as EPL) in a combined share and cash deal worth approximately $3.6 million. The acquisition allows ZIM to expand into the global SMS market for premium, bulk, location based and interactive two-way SMS delivery. ZIM completed the transaction as of February 10, 2004.

Founded in 1999, EPL is an SMS provider in the UK with customers such as the BBC and EMI Music. EPL's partners include four of the world's largest SMS network operators; Vodafone, Orange, O2, and T-Mobile. The main products of EPL include Premium SMS delivery with direct mobile telephone bill charges, a Location Gateway for Location Based Services (LBS) including traffic and weather, a high performance global inbound SMS solution called Virtual Mobile that involves two-way SMS interaction of applications and services and a Bulk SMS service for SMS campaigns that delivers to a network of some 250 mobile operators worldwide.

In addition, we announced the following in the third quarter of 2004:

     o StarHub, an info-communications provider based in Singapore, launched StarHub SMSOffice (Standard Edition), a wireless e-mail tool developed by ZIM. This mobile office solution will use SMS text messaging to provide the functionality of advanced wireless handheld devices on any SMS-enabled mobile phone.

     o Radius-ED, a Malaysia-based SMS gateway and solutions provider in the Asia-Pacific region, signed an agreement for distribution of our mobile office products featuring two-way SMS text messaging in the Asia-Pacific region. The products, including ZIM SMS Office and ZIM SMS Mail, offer wireless e-mail, providing the functionality of advanced wireless handheld devices on any mobile phone.

     o Rogers AT&T Wireless, a Canadian telecommunications company, launched a new mobile chat application developed by ZIM that enables real time chats between computer users and Rogers AT&T Wireless customers. The product, labeled Rogers Desktop TXT, brings instant messaging to wireless phones by enabling users to communicate easily from a computer with mobile contacts in real time using two-way text messaging.

     o Telcel, a Mexico-based company, selected three of our wireless products. Telcel is a wholly-owned subsidiary of America Movil. The products, to be called Telcel SMS Office (Standard and Enterprise) and Telcel SMS Mail, will offer wireless e-mail to Telcel's customers.

     o Beijing Dowstrong Ltd., a Chinese mobile value-added service company, signed an agreement for distribution of ZIM's mobile office products. Commitments for customer pilots have already been secured in three regions of China for the first quarter of fiscal 2005.


The following discussion includes information from unaudited interim consolidated statements of earnings for the nine months ended February 29, 2004 and February 28, 2003 and the audited consolidated statements of earnings for the years ended May 31, 2003 and 2002. The information, for the nine months ended February 29, 2004 and February 28, 2003, in management's opinion, has been prepared on a basis consistent with the audited consolidated financial statements, with the exception of the method of amortizing property and equipment from the straight line method to the declining balance method, for the year ended May 31, 2003, as filed with the Securities Exchange Commission and includes all adjustments necessary for a fair presentation of information presented. These operating results are not necessarily indicative of results for any future period. You should not rely on them to predict our future performance.

All financial information is prepared in accordance with generally accepted accounting principles (GAAP) in the United States and is stated in US dollars.

REVENUES

ZIM currently derives a significant portion of its revenue from product sales of its Zim IDE software as well as, the resulting maintenance and consulting services relating to the software. Commencing in fiscal 2004, ZIM began to recognize revenue from its SMS technology. In the third quarter of fiscal 2004 ZIM has included revenues of approximately $198,000 relating to operations in EPL.

COMPARISON OF THE NINE MONTHS ENDED FEBRUARY 29, 2004 TO THE NINE MONTHS ENDED FEBRUARY 28, 2003


                                       (Unaudited)           (Unaudited)
                                       Nine months           Nine months
                                    ended February        ended February         Change
                                          29, 2004              28, 2003
                                  -----------------    ------------------    -----------
                                                 $                     $
Software                                   551,010               514,221             7%
Maintenance                                675,976               607,829            11%
Consulting                                  30,196                39,213           -23%
SMS                                        334,641
                                  -----------------    ------------------
                                         1,591,823             1,161,263            37%
                                  -----------------    ------------------

Overall increase                           430,560
SMS as a percentage of increase                78%


Total revenues for the nine months ended February 29, 2004 were $1,591,823, representing an increase of 37% from the same period in the prior year. Of this increase, 78% is attributable to revenues in SMS applications. In addition, there were slight increases in software sales and maintenance revenue. Management expects revenues to continue to grow significantly in the SMS market. Management also expects constant revenue streams from software sales and maintenance revenue.

Software sales have increased for the nine months ended February 29, 2004, as compared to the nine months ended February 28, 2003, primarily as a result of increased attention to sales opportunities for the Zim IDE software. Management does not expect to see continued significant growth in this area.

As a result of the new software sales, maintenance revenue has also increased. Management anticipates the maintenance revenue will fluctuate consistently with software sales.

Consulting revenues have decreased 23% in this fiscal period, relative to the same period last year. This decrease is a reflection of the customers' fluctuating need for consulting services. As the customer relationships age, there is a reduced need for consulting services.

Revenues from SMS applications include sales of ZIM's SMS Gateway and Portal services, SMS marketing campaigns, SMS Office and SMS Mail. In addition, in the third quarter of this fiscal year, we have recognized approximately $198,000 in revenue from EPL since the date of acquisition, February 10, 2004.

EXPENSES COMPARISON OF THE NINE MONTHS ENDED FEBRUARY 29, 2004 TO THE NINE MONTHS ENDED FEBRUARY 28, 2003


                                      (Unaudited)                        (Unaudited)
                                      Nine months     As a %   change   Nine months     As a %
                                            ended   of total     from         ended   of total
                                     February 29,   expenses    prior   Febuary 28,   expenses
                                             2004               years          2003
                                     -----------------------------------------------------------
                                                $                                 $
EXPENSES
      Selling, general and
      administrative                    2,349,055         78%      34%    1,750,231        73%
      Research and development            513,523         17%      18%      436,698        18%
      Other                               145,782          5%     -33%      218,233         9%
                                     -------------                        -----------
                                        3,008,360                  25%    2,405,162
                                     =============                        ===========

INCOME TAXES                            (199,990)                   7%     (186,763)
                                     =============                        ===========


Expenses increased 25% from $2,405,162 to $3,008,360 in the first nine months of fiscal 2004, as compared to the same period in the prior year. This increase is similar to the 22% increase recorded after the first six months of fiscal 2004.

This increase is a result of increased expenditures in both research and development and selling, general and administrative expenditures.

SELLING, GENERAL AND ADMINISTRATIVE

The 34% increase in selling, general and administrative expenses for the first nine months of 2004 is a result of increased activities relating to operating a public company; including increased expenses relating to filings with the SEC, corporate governance and professional fees.

RESEARCH AND DEVELOPMENT

Research and development increased in the first nine months of 2004 as ZIM has been focusing on the development of new SMS applications that were released during the period. As a result of this focus, additional engineering and documentation staff were hired and additional expenditures were incurred.

OTHER

Included in other expenses are amortization on property and equipment and the customer list, foreign exchange gains and losses, interest expense, and other miscellaneous items. There was a 33% decrease in other expenses between the first nine months of fiscal 2003 and the first nine months of fiscal 2004. This decrease is a result of reduced interest expense relating to a capital lease that was paid in full during June 2003. In addition, debt held by the CEO, that was earning interest at 5% per annum was converted into equity on January 7, 2004. This conversion further reduced interest expense.

Commencing in the third quarter of fiscal 2004, ZIM will be amortizing the intangible assets purchased in the acquisition of EPL. Included in other expenses for the periods ended February 29, 2004 is approximately $27,000 relating to this amortization.

INCOME TAXES

Included in income taxes are taxes paid on revenues earned in Brazil as well investment tax credits (ITC) on research and development expenditures in Canada. The ITC's for the nine months ended February 29, 2004 were approximately $235,000. Included in this amount is approximately $55,000 received in fiscal 2004 relating to expenditures in fiscal 2003.


OTHER COMPREHENSIVE INCOME

Changes in other comprehensive income for the nine months ended February 29, 2004 relate to foreign exchange translations. On June 1, 2003, ZIM became a domestic filer with the SEC. As a result, ZIM changed its reporting currency to the US dollar. Assets and liabilities of the current and prior period have been translated into US dollars at period end exchange rates. Revenues and expenses have been translated at the weighted average exchange rates for the relevant period. Gains and losses arising from the translation of the financial statements have been included in other comprehensive income.

RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED MAY 31, 2003 COMPARED TO THE TWELVE MONTHS ENDED MAY 31, 2002


REVENUES

ZIM currently derives most of its revenue from product sales of its Zim IDE software as well as, the resulting maintenance and consulting services relating to the software.

                          Year ended          Year ended          Percentage
                                2003                2002              Change
                    -----------------   -----------------    ----------------
                                   $                   $
REVENUES
       Software              795,083             978,420                -19%
       Maintenance           814,707             932,445                -13%
       Consulting             62,081             133,623                -54%
                    -----------------   -----------------
                           1,671,871           2,044,488                -18%
                    =================   =================

Total revenues of $1,671,871 for the year ended May 31, 2003, represent a decrease of 18% from the prior year. This decrease was primarily due to a decrease in sales outside of Canada, Europe and Brazil. In these regions, ZIM faced strong competition from other database suppliers. In addition, in order to focus on new SMS products, ZIM reduced its marketing initiatives in these regions for the Zim IDE software.

Software and maintenance revenues decreased 19% and 13% respectively. This is in-line with the total revenue decrease. However, the consulting revenue decreased by 54% from fiscal 2002. This decrease is a result of fewer new customers that require the consulting service. As the customer relationships age, there is a reduced need for consulting services.

EXPENSES

                                                Year ended          Year ended          Percentage
                                                      2003                2002              Change
                                          -----------------    ----------------    ----------------
                                                         $                   $
Selling, general and administrative              2,425,509            3,890,558                -38%
Research and development                           634,902            2,610,708                -76%
Amortization of property and equipment             190,976              169,111                 13%
Amortization of customer list                       20,033               20,884                 -4%
Interest                                            65,329               21,679                201%
Foreign exchange loss (gain)                        38,917              (11,996)              -424%
Other                                               (1,012)              (1,470)               -31%
                                          -----------------    -----------------
                                                 3,374,654            6,699,474                -50%
                                          =================    =================


Expenses decreased significantly in fiscal 2003 from fiscal 2002. Expenses were $6,699,474 for the twelve months ended May 31, 2002 as compared to $3,374,654 for the twelve months ended May 31, 2003. This decrease is primarily a result in management actions to decrease expenditures and to conserve cash for development.

SELLING, GENERAL AND ADMINISTRATIVE

The decrease in selling, general and administrative expenses for the 2003 fiscal year is a result of cost cutting measures taken by management including reduced salaries and reduced work force, as well as reduced travel expenses for marketing and sales initiatives.

RESEARCH AND DEVELOPMENT

Research and development also decreased substantially in fiscal 2003. This is partially due to reduced salaries for research and development staff and also partially related to the purchase of intellectual property for $1,311,996 in the year ended May 31, 2002. This purchase relates to intellectual property that was in the early stages of conceptual design. Management concluded that this expenditure did not meet the criteria for deferral and amortization, and was therefore expensed in the period that it was incurred.


AMORTIZATION

There were no significant changes in the amortization of property or the amortization of the customer list. Management does not foresee the need for excessive capital additions in the near term and as a result, management does not expect significant changes in the non-cash expenses in 2004.

INTEREST

The increase in interest expense relates to cash advances from an officer of the Corporation who is a significant shareholder and a holding company that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. An amount of $81,584 ($5,200 in 2002), which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

FOREIGN EXCHANGE

The foreign exchange gains and losses relate to transactions with ZIM Technologies fully owned subsidiary ZTI do Brasil Ltda.

OTHER COMPREHENSIVE INCOME


NET LOSS

                                     Year ended          Year ended          Percentage
                                           2003                2002              Change
                               -----------------    ----------------    ----------------
                                              $                   $
Net loss before income taxes        (1,702,783)         (4,654,986)                -63%

Income taxes                          (242,980)           (206,254)                 18%
                               -----------------    ----------------
Net loss                            (1,459,803)         (4,448,732)                -67%
                               =================    ================


As a result of the factors described above, the net loss for the year ended May 31, 2003 was $1,459,803 as compared to $4,448,732. Income taxes primarily relate to operation in Brazil and the investment tax credits. As a result of the decreased revenues in Brazil, ZIM Technologies also experienced a significant reduction in income taxes.

LIQUIDITY AND CAPITAL RESOURCES

At February 29, 2004, ZIM had cash and cash equivalents of $1,100,172 and working capital of $998,424, which is an increase of $3,305,990 from May 31, 2003. This increase is a result of the conversion of the debt to related parties to equity and the above equity transactions. Management expects this cash to fund operations for the next six months.

Cash flows for the nine months ended February 29, 2004 and February 28, 2003, were as follows:



                                                                  (Unaudited)    (Unaudited)
                                                                  Nine Months    Nine Months
                                                                        ended          ended
                                                                 February 29,   February 28,
                                                                         2004           2003
                                                                  ------------    ----------
                                                                            $              $
Cash flows used in operating activities                            (1,510,414)      (839,792)

Cash flows used in investing activities                              (399,674)       (17,539)

Cash flows used in financing activities                             2,465,847        812,744

                                                                  -------------   -----------
Net cash (used) provided, before translation affect                    555,759       (44,587)
                                                                  =============   ===========


ZIM used cash from operating activities of $1,510,414 and $839,792 through the nine months of February 29, 2004 and February 28, 2003, respectively. The increase in cash used in operations is attributed primarily to increase in the net loss for the respective periods.

ZIM used $399,674 of cash in its investing activities during the nine months ended February 29, 2004, as compared to $17,539 for the same period in the previous year. Of this amount in 2004, $320,028 related to the purchase of EPL. The balance was used in the purchase of fixed assets.

The Corporation increased its cash by $2,465,847 from its various financing activities in the first nine months of the 2004 fiscal year, as compared to $812,744 in the prior year.

ZIM will need additional financing in order to fund its operating losses and other working capital requirements. ZIM does not have a bank credit facility or other working capital credit line under which ZIM may borrow funds.

Historically, ZIM has received cash advances from the CEO of the Corporation who is a significant shareholder and a holding company that is owned by the spouse of the significant shareholder. To date, ZIM has received approximately $3.9 million from Dr. Cowpland and the related holding company. For the nine-month period ended February 29, 2004, ZIM received $1.27 million. On January 7, 2004, the Board of Directors of ZIM approved the conversion of $3,960,950 debt owed to related parties, at a market price of $0.43, in return for 9,211,511 common shares of the Corporation.

Other sources of cash during the nine months ended February 29, 2004 was the issuance of shares, pursuant to the exercise of stock options by employees. We issued 719,300 for the nine months ended February 29, 2004. Also, on January 30, 2004, the Corporation completed a non-brokered private placement of 1,151,006 units at $0.75 per unit, for total gross proceeds of $863,255. Each unit consists of one common share and one common share purchase warrant. Each warrant may be exercised at any time prior to July 30, 2004 at an exercise price of $.75.

ZIM expects to obtain further financing through the sale of its securities to investors as well as the exercising of options from option holders and warrants. However, ZIM has not received any commitments from any third parties to provide additional financing.

Future liquidity and cash requirements will depend on a wide range of factors including the level of business in existing operations and the Corporation's ability to raise additional financing. Accordingly, there can be no assurance that ZIM will be able to meet its working capital needs for any future period. As a result of some of the items noted above, and conditions which existed as of May 31, 2003, the Independent Auditors' Report for the year ended May 31, 2003 indicated that there was substantial doubt regarding our ability to continue as a going concern.

NEW ACCOUNTING PRONOUNCEMENTS

(i) SFAS NO. 149

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Since ZIM does not currently transact in such instruments nor undertake hedging transactions, the adoption of this statement did not have a material impact on our financial condition or results of operations.

(ii) SFAS NO. 150

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of this statement to have a material impact on our financial condition or results of operations.

(iii) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", which requires the consolidation of and disclosures about variable interest entities ("VIEs"). VIEs are entities for which control is achieved through means other than voting rights. In December 2003, the FASB revised FIN No. 46 to incorporate all decisions, including those in previously issued FASB Staff Positions, into one Interpretation. The revised Interpretation supercedes the original Interpretation. Generally, the requirements were effective immediately for all VIEs in which an interest was acquired after January 31, 2003. For variable interests in special purpose entities in which an interest was acquired before February 1, 2003, the requirements are effective at the end of our fiscal 2004. Requirements for non-special purpose entities acquired before February 1, 2003, are effective at the end of the first quarter of fiscal 2005. FIN No. 46 has not had, and is not expected to have, a significant impact on our consolidated financial statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States, which requires management to make certain estimates and apply judgment that affect reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. We base our estimates and judgments on historical experience, current trends, and other factors that management believes to be important at the time the consolidated financial statements are prepared. On an ongoing basis, management reviews our accounting policies and how they are applied and disclosed in our consolidated financial statements. While management believes that the historical experience, current trends and other factors considered support the preparation of our consolidated financial statements in accordance with accounting principles generally accepted in the United States, actual results could differ from our estimates, and such differences could be material.

Our significant accounting policies are described in note 5 of the Notes to Consolidated Financial Statements included elsewhere in this document. Effective June 1, 2003, the Corporation changed its method of amortizing property and equipment from the straight line method to the declining balance method. The Corporation's management believes this method is preferable because it provides a better matching of costs with related revenues. The adoption of the declining balance method did not have a material effect on the financial statements of the prior periods therefore they have not been restated to apply the new method retroactively. There were no other changes in our accounting policies or estimates since our fiscal year ended May 31, 2003.

OUTLOOK

EXTERNAL ENVIRONMENT

The market for SMS technology continues to grow exponentially throughout the world. It is estimated by the Cellular Telecommunications & Internet Association that the North American market is increasing its use of SMS messages at a rate of 20% per month, while countries such as Finland send an average of 150 messages per user per month. The Corporation believes that by 2008, we will have a market penetration of approximately .2% or approximately 4 million users. For each user, it is estimated that the fee will be approximately $18 per month.

INTERNAL ENVIRONMENT

The Corporation expects to incur further losses from commercial operations as it continues its business development of SMS applications.

                             DESCRIPTION OF PROPERTY

Our principal office is located in Ottawa, Ontario. ZIM leases an office suite of approximately 12,600 square feet. The lease is currently scheduled to expire in July, 2007. ZIM has a one-time option to terminate the lease based on ZIM giving notice nine months prior to July 31, 2004.

ZIM has an additional office located in Sao Paolo, Brazil. ZIM leases an office of approximately 1,000 square feet in this location. The lease is currently scheduled to expire in April 2004.

Effective February 10, 2004, ZIM leases an office of approximately 1,000 square feet in London, England. This lease is on a month-to-month basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, Dr. Michael Cowpland, and other members of Dr. Cowpland's family, purchased 1,000,000 special shares of ZIM Technologies for a price of spproximately $687,500. All special shares were converted into common shares on June 1, 2003.

In April 2002, Dr. Michael Cowpland loaned approximately $630,000 to ZIM. The loan had an interest rate of 5% per annum and was repaid on January 7, 2004, through the conversion of the debt into equity.

Commencing in May 2002, 160879 Canada, Inc., a corporation owned by the spouse of Dr. Michael Cowpland, loaned ZIM Technologies funds. These loans had an interest rate of 5% per annum and were repaid on January 7, 2004, through the conversion of debt into equity. Advances, all with interest at a rate of 5% per annum and repayable on demand, were, as follows:


                  31-May-02                   $260,000
                  29-Aug-02                    257,000
                  5-Nov-02                     193,000
                  28-Nov-02                    127,000
                  25-Feb-03                    268,000
                  28-May-03                    361,000
                  8-Aug-03                     287,000
                  8-Oct-03                     300,000
                  24-Nov-03                    303,000
                  7-Jan-04                     388,000

ZIM received approximately $2.7 million in total funds from 160879 Canada Inc.

On January 7, 2004, the Board of Directors approved the conversion of the $630,000 held by Dr. Cowpland and the $2.7 million held by 160879 Canada Inc. in debt to common shares based on the last closing price of our common shares on the Over-the-Counter Bulletin Board. The total amount due, with interest, was $3,960,950. The share price used in the conversion was $.43, resulting in 9,211,511 common shares being issued to Dr. Cowpland and to 160879 Canada Inc.


                             EXECUTIVE COMPENSATION

The table below provides detailed information on the compensation of the Chief Executive Officer for services rendered for the three-year period ended on May 31, 2003. No executive officer received compensation in excess of $100,000 for the fiscal year ended on May 31, 2004, 2003 and 2002.


                                   Annual Compensation                    Long-Term Compensation
                                                                              Securities      All Other
                                Year      Salary  Bonus      Other Annual     Underlying    Compensation
Name and Principal Position Compensation  (CDN$)    (CDN$)   Compensation  Options/SARS (#)  (CDN$) (1)
--------------------------- ------------  ------  --------   ------------  ---------------- ------------
Michael Cowpland                2003         -        -            -               -              -
President and Chief             2002         -        -            -           1,208,332          -
Executive Officer               2001         -        -            -           5,805,000          -

         OPTIONS GRANTED OR EXERCISED DURING FISCAL 2004, 2003 AND 2002

The following table sets forth information regarding options granted to the Chief Executive Officer during the fiscal years ended March 31, 2004 and May 31, 2003 and 2002.

                                         % of Total
                                           Options
                                          Granted to
                                          Employees              Exercise
                                              in                  Price    Market Value
                  Fiscal   Securities     Financial             ($/Common   ($/Common   Expiration
          Name      Year  Under Option       Year                 Share)      Share)       Date
          ----   -------  ------------    ----------            ---------  ------------ ----------

Michael Cowpland    2004      2,545,289       34%    1,441,072     0.82         0.82   09-Jun-06
                                                       133,340     0.82         0.82   08-Jul-06
                                                        62,503     0.82         0.82   07-Aug-06
                                                         6,667     0.82         0.82   07-Oct-06
                                                       706,702     0.38         0.38   23-Nov-06
                                                       100,005     0.48         0.48   17-Dec-06
                                                        47,500     0.75         0.75   15-Jan-07
                                                        47,500     0.69         0.69   06-Apr-07
                    2003            NIL                      -        -            -           -

                    2002      1,208,332       30%      100,000     0.74         0.74   04-Feb-07
                                                       135,000     0.74         0.74   04-Feb-07
                                                        76,650     0.74         0.74   04-Feb-07
                                                       133,350     0.82         0.82   17-Sep-04
                                                       193,333     0.82         0.82   30-Dec-02
                                                        66,667     0.82         0.82   01-Oct-04
                                                        33,333     0.82         0.82   07-Nov-04
                                                        33,333     0.82         0.82   30-Dec-02
                                                        10,000     0.82         0.82   09-Dec-04
                                                       263,333     0.82         0.82   01-Jan-05
                                                        43,333     0.82         0.82   19-Feb-05
                                                       120,000     0.82         0.82   30-Dec-02

(1) The market value of the shares equals the purchase price of the shares in the private placements immediately preceding the option grants.


                           Shares                        Number of Securities          Value of Unexercised
                          Acquired      Value on        Underlying Unexercised        In-the-Money Options at
Name                     /Exercised   Realized ($)    Options at Period End (#)      April 8, 2004 ($) (1)
------                   ----------   ------------   ---------------------------   ----------------------------
                                                     Exercisable   Unexercisable   Exercisable    Unexercisable
                                                     -----------   -------------   -----------   --------------

Michael Cowpland  2004            NIL           NIL     2,545,289               -      256,213
                  2003            NIL           NIL             -               -
                  2002            NIL           NIL                             -

(1) The dollar value of each exercisable and unexercisable option was calculated by multiplying the number of common shares underlying the option by the difference between the exercise price of the option and the market price of the Corporation's common shares as quoted on the OTCBB on April 8, 2004 ($.71).


                                  LEGAL MATTERS

The validity of the ZIM shares offered hereby has been passed upon by LaBarge Weinstein LLP, Ottawa, Canada.

                                     EXPERTS

The consolidated financial statements of ZIM as of May 31, 2003 included in this Prospectus have been audited by Raymond Chabot Grant Thornton General Partnership, independent chartered accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of ZIM as of May 31, 2002 included in this Prospectus have been audited by KPMG LLP, independent chartered accountants, as stated in their opinion, which has been rendered upon the authority of said firm as experts in accounting and auditing. The audit report covering the May 31, 2002 consolidated financial statements contains an explanatory paragraph that states that the Corporation's recurring losses from operations and net capital deficiency raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                       WHERE YOU CAN FIND MORE INFORMATION

ZIM has filed this prospectus on Form SB-2 with the United States Securities and Exchange Commission to register certain of its common shares. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information that you can find in the registration statement and its exhibits.

You may read and copy ZIM Corporation's registration statement, and any reports and other information which ZIM Corporation may file with the SEC at the SEC's public reference room in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants such as ZIM Corporation that file electronically with the United States Securities and Exchange Commission. The address of this website is http://www.sec.gov.

                        Unaudited Pro Forma Combined



                            Financial Information

     INTRODUCTION TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information gives pro forma effect to the acquisition of EPL Communications Limited and E-Promotions Limited (together referred to as "EPL") by ZIM Corporation ("ZIM"). The unaudited pro forma combined income statement for the nine months ended February 29, 2004 and the year ended May 31, 2003 give effect to the acquisition as if the transaction had occurred on June 1, 2002.

The unaudited pro forma combined financial information are not necessarily indicative of the actual results of operations that would have occurred had the acquisition occurred on the dates indicated nor are they necessarily indicative of future operating results.

The unaudited pro forma combined financial information is based on the audited and unaudited historical consolidated financial statements of ZIM and the unaudited historical financial statements of EPL, which are prepared in accordance with U.S. GAAP and UK GAAP, respectively. For the purposes of these financial statements there are no significant differences between U.S. GAAP and UK GAAP. The consolidated historical income statement of ZIM for the year ended May 31, 2003 is from the audited consolidated financial statements of the Company included elsewhere in this document. The consolidated historical income statement of ZIM for the nine months ended February 29, 2004 is from the unaudited quarterly consolidated financial statements of the Company included elsewhere in this document. The historical income statements of EPL for the year ended May 31, 2003 and the nine months ended February 29, 2004 were derived by adding the unaudited monthly income statements for the twelve months ended May 31, 2003 and the nine months ended February 29, 2004.

The unaudited pro forma combined financial information should be read in conjunction with the audited historical consolidated financial statements of ZIM Corporation and the audited historical financial statements of EPL.

ZIM Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Nine months ended February 29, 2004
(Expressed in US dollars)

---------------------------------------------------------------------------------------------------------------------------------
                                                                       EPL                       Pro forma
                                                            ZIM     (Note 5)      E-Promotions  Adjustments          ZIM Pro Forma
---------------------------------------------------------------------------------------------------------------------------------
                                                              $          $                                                     $


Revenues                                              1,591,823     96,017         1,037,604                           2,708,444

Cost of revenue                                                     55,959           587,525      (17,000)     4         643,484
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
                                                      1,591,823     40,058           450,079      (17,000)             2,064,960
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
Expenses
       Selling, general and administrative            2,349,055     21,725           239,921      (17,000)     4       2,593,701

       Research and development                         513,523                                                          513,523

       Amortization of property and equipment           101,594                                                          101,594

       Amortization of intangible assets                 36,529                                   368,100      4         404,628

       Foreign exchange loss                              4,853                                                            4,853
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
                                                      3,005,554     21,725           239,921      351,100              3,618,299
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
Net income (loss) from operations                   (1,413,731)     18,332           210,158     (368,100)           (1,553,339)

Interest                                                  2,806          -                                                 2,806
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
Net income (loss) before income taxes               (1,416,537)     18,332           210,158     (368,100)           (1,556,145)
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
Income taxes                                          (199,990)                                                        (199,990)
                                                 --------------- ---------- ----------------- ------------ ------ ---------------
Net income (loss)                                   (1,216,547)     18,332           210,158     (368,100)           (1,356,155)
                                                 =============== ========== ================= ============ ====== ===============

Loss per share - basic and diluted                       (0.03)                                                           (0.03)
                                                 ===============                                                  ===============

Weighted average number of shares outstanding        42,412,978                                                       46,134,590
                                                 ===============                                                  ===============

=================================================================================================================================

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

ZIM Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year ended May 31, 2003
(Expressed in US dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                                   EPL                              Pro forma
                                                             ZIM (Note 5)       E-Promotions       Adjustments         ZIM Pro Forma
                                                  -------------- -------- ------------------ ----------------- ----- ---------------
                                                               $      $                   $                 $                     $
Revenues                                               1,671,871      -           2,150,154                               3,822,025


Cost of revenue                                                -      -           1,731,196                               1,731,196
                                                  --------------- ------ ------------------- ----------------- ----- ---------------
                                                       1,671,871      -             418,958                               2,090,829
Expenses

      Selling, general and administrative              2,425,509      -             542,289                               2,967,798

      Research and development                           634,902      -                                                     634,902

      Amortization of property and equipment             190,976      -                                                     190,976

      Amortization of intangible assets                   20,033      -                               529,333   (4)         549,366

      Foreign exchange loss (gain)                        38,917      -                                                      38,917
                                                  --------------- ------ ------------------- ----------------- ----- ---------------

                                                       3,310,337      -             542,289           529,333             4,381,959
                                                  --------------- ------ ------------------- ----------------- ----- ---------------
Net loss from operations                             (1,638,466)      -           (123,331)          (529,333)          (2,291,130)

Interest                                                  65,329      -                                                      65,329

Other                                                    (1,012)      -                                                     (1,012)
                                                  --------------- ------ ------------------- ----------------- ----- ---------------

Net loss before income taxes                         (1,702,783)      -           (123,331)          (529,333)          (2,355,447)
                                                  --------------- ------ ------------------- ----------------- ----- ---------------

Income taxes                                           (242,980)      -                                                   (242,980)
                                                  --------------- ------ ------------------- ----------------- ----- ---------------

Net loss                                             (1,459,803)      -           (123,331)          (529,333)          (2,112,467)
                                                  =============== ====== =================== ================= ===== ===============

Loss per share - basic and diluted
                                                          (0.04)                                                             (0.06)
                                                  ===============                                                    ===============

Weighted average number of shares outstanding         33,186,158                                                         37,186,158
                                                  ===============                                                    ===============


====================================================================================================================================

The accompanying notes are an integral part of this unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Combined Financial Information

(1) U.S. GAAP Adjustments

EPL prepares its financial statements in accordance with UK GAAP. There are no significant differences between UK and US GAAP for the accounting policies applied in these financial statements.

(2) Purchase Price Allocation

Effective February 10, 2004, ZIM acquired all of the issued and outstanding common stock of EPL Communications Limited and E-Promotions (together referred to as EPL). The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The results of operations are included in the consolidated financial statements beginning on the acquisition date. The total purchase price of $3,606,247 included cash of $250,000, acquisition costs of $76,247 and $3,280,000 in common shares. 4,000,000 common shares were issued, of which 400,000 will be held in escrow. These shares were valued at $0.82 based on the market price a few days before and after February 10, 2004.

The aggregate purchase price for these acquisitions has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition as follows:

                                                            $
                                          --------------------

Assets acquired:
Cash                                                    6,219
Accounts Receivable                                   501,222
Software and Equipment                                361,406
Goodwill                                            1,881,355
Core Technology                                       980,000
Customer Relationships                                500,000
                                          --------------------
                                                    4,230,202



Current Liabilities Assumed                           623,955
                                          --------------------
Total Purchase Price                                3,606,247
                                          --------------------


(3) Foreign Currency Translation

Year ended May 31, 2003

The functional currency of the consolidated financial statements of ZIM is Canadian dollars. The historical consolidated financial statements of ZIM have been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rate for the year of 0.656 US dollars to one Canadian dollar. The historical EPL income statement for the year ended May 31, 2003 has been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rate for the year of 1.57 US dollars to one British pound.

Nine months ended February 29, 2004

The historical consolidated unaudited financial statements of ZIM are presented in U.S. dollars. The historical unaudited financial statements of EPL included in the pro forma combined financial statements are presented in British pounds. The historical EPL income statement for the nine months ended February 29, 2004 has been translated, for the purpose of preparing pro forma financial information, into US dollars at the average exchange rate for the nine months ended of 1.70 U.S. dollars to one British pound.

(4) Pro Forma Adjustments

The following are descriptions of the pro forma adjustments which have been reflected in the accompanying pro forma condensed combined statements of operations.

(a) The adjustments of $368,100 and $529,333 represent amortization of intangible assets acquired. The estimated lives of the intangible assets are as follows:

------------------------------------ ------------------
Core technology                      60 months
------------------------------------ ------------------
Customer relationships               18 months
------------------------------------ ------------------

(b) The adjustment of $17,000 represents the elimination of management fees paid to E-Promotions Limited by EPL Communications Limited.

(5) EPL Communications Limited

EPL Communications Limited was incorporated on August 27, 2003 and commenced operations on September 1, 2003. As a result, the pro forma condensed combined statement of operations for the year ended May 31, 2004 includes five months of operations and for the year ended May 31, 2003 includes no results for EPL Communications Limited.

                      Consolidated Financial Statements of



                      ZIM TECHNOLOGIES
                      INTERNATIONAL INC.



                      May 31, 2003 and 2002

AUDITORS' REPORT

To the Board of Directors and Stockholders of ZIM Technologies International Inc.

We have audited the accompanying consolidated balance sheet of ZIM Technologies International Inc. as of May 31, 2003 and the related consolidated statements of earnings, stockholders' equity (deficiency) and comprehensive loss and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements as of and for the year ended May 31, 2002 were audited by other auditors. Those auditors expressed an unqualified opinion on those financial statements in their report dated October 8, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of ZIM Technologies International Inc. as of May 31, 2003 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Corporation will continue as a going concern. As discussed in note 1 the Corporation incurred a net loss of $1,459,803 during the year ended May 31, 2003, and as of that date, the Corporation's current liabilities exceeded its current assets by $2,307,566 and its total liabilities exceeded its total assets by $1,535,418. These factors, among others, as discussed in note 1 to the consolidated financial statements, raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Chartered Accountants

Ottawa, Canada
July 25, 2003

AUDITORS' REPORT TO THE DIRECTORS


We have audited the accompanying consolidated balance sheet of ZIM Technologies International Inc. (and subsidiary) as of May 31, 2002 and the related consolidated statements of earnings, stockholders' equity (deficiency) and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ZIM Technologies International Inc. (and subsidiary) as of May 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, there is substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.





Chartered Accountants

Ottawa, Canada

October 8, 2002

ZIM TECHNOLOGIES INTERNATIONAL INC.
CONSOLIDATED EARNINGS
Years ended May 31, 2003 and 2002
(Expressed in US dollars)

-----------------------------------------------------------------------------------------------------------------
                                                                                          2003               2002
                                                                              -----------------  -----------------
                                                                                             $                  $
Revenue
     Software                                                                          795,083            978,420
     Maintenance                                                                       814,707            932,445
     Consulting                                                                         62,081            133,623
                                                                              -----------------  -----------------
Total Revenue                                                                        1,671,871          2,044,488
                                                                              -----------------  -----------------
Operating Expenses
     Selling, general and administrative                                             2,463,414          3,877,092
     Research and development                                                          634,902          2,610,708
     Amortization of property and equipment                                            190,976            169,111
     Amortization of customer list                                                      20,033             20,884
                                                                              -----------------  -----------------
Total Operating Expenses                                                             3,309,325          6,677,795
                                                                              -----------------  -----------------
Operating loss before income taxes and interest                                     (1,637,454)        (4,633,307)
Interest                                                                                65,329             21,679
                                                                              ------------------------------------
Operating loss before income taxes                                                  (1,702,783)        (4,654,986)
Income taxes (recoverable) (Note 13)                                                  (242,980)          (206,254)
                                                                              -----------------  -----------------
Net loss                                                                            (1,459,803)        (4,448,732)
                                                                              =================  =================

Loss per share                                                                           (0.04)             (0.13)
                                                                              =================  =================

Weighted average number of shares outstanding                                       33,186,158         33,205,025
                                                                              =================  =================

================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
CONSOLIDATED STOCKHOLDERS' EQUITY (DEFICIENCY) AND COMPREHENSIVE LOSS Years ended May 31, 2003 and 2002
(Expressed in US dollars)


---------------------------------------------------------------------------------------------------------------------------------


                                                                  Share   Additional                  Accumulated           Total
                                   Share          Share   subscriptions      paid-in                        other   stockholders'
                                 Capital        capital        received      capital  Accumulated   comprehensive         equity
                                (Note 11)     (Note 11)        (Note 11)    (Note 11)     Deficit           loss    (deficiency)
                              --------------------------------------------------------------------------------------------------
                                 Number               $                $            $           $              $
Balance at May 31, 2001       31,334,921      3,052,144       2,606,929       884,248  (4,668,441)        58,778       1,933,658
Shares issued                  7,012,500      4,563,214      (2,606,929)                                               1,956,285
Stock options issued to
     non-employees                                                            104,151                                    104,151
Modification of outstanding
     stock options                                                            407,802                                    407,802
Comprehensive loss
     Loss for the year                                                                 (4,448,732)
     Cumulative translation
     adjustment                                                                                          (12,835)
     Total comprehensive
     loss                                                                                                             (4,461,567)
                              ---------------------------------------------------------------------------------------------------
Balance at May 31, 2002       38,347,421     7,615,358                      1,396,201  (9,117,173)        45,943         (59,671)
Shares issued                      8,333         5,464                                                                     5,464
Modification of outstanding
     stock options                                                             27,144                                     27,144
Options issued for
     contingent
     consideration                                                            117,614                                    117,614
Comprehensive loss
     Loss for the year                                                                 (1,459,803)
     Cumulative translation
     adjustment                                                                                          (166,166)
     Total comprehensive
     loss                                                                                                             (1,625,969)
                              ---------------------------------------------------------------------------------------------------
Balance at May 31, 2003       38,355,754     7,620,822                      1,540,959 (10,576,976)       (120,223)    (1,535,418)
                              ===================================================================================================


The accompanying notes are an integral part of the consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
CONSOLIDATED CASH FLOWS
Years ended May 31, 2003 and 2002
(Expressed in US dollars)


------------------------------------------------------------------------------------------------------------

                                                                                2003                  2002
                                                                  -------------------  ---------------------
                                                                                   $                     $
OPERATING ACTIVITIES
Net loss                                                                  (1,459,803)           (4,448,732)
Items not involving cash:
     Provision for losses on accounts receivable                                                   (57,276)
     Amortization of property and equipment                                  190,976               169,111
     Amortization of customer list                                            20,033                20,884
     Compensation expense                                                     27,144               511,953
     Common shares issued for acquired technology                                                1,311,996
     Gain on disposal of ZIM Technologies (B'Dos) Ltd.                                              (1,311)
     Loss on disposal of property and equipment                                                      8,671
     Changes in operating working capital (Note 15)                          134,045              (440,132)
                                                                ---------------------  --------------------
Cash flows from operating activities                                      (1,087,605)           (2,924,836)
                                                                ---------------------  --------------------
INVESTING ACTIVITIES
Purchase of property and equipment                                           (29,965)             (302,241)
Proceeds from disposal of property and equipment                               2,931
Acquisition of ZTI do Brasil Ltda., net of cash                                                    (57,884)
Disposal of ZIM Technologies (B'Dos) Ltd.                                                           (2,201)
                                                                ---------------------  --------------------
Cash flows from investing activities                                         (27,034)             (362,326)
                                                                ---------------------  --------------------
FINANCING ACTIVITIES
Repayment of bank loans                                                                            (41,167)
Repayment of capital lease obligations                                       (34,045)              (30,119)
Net proceeds from (repayment of) due to related parties                    1,180,328               916,230
Issue of common shares                                                         5,464                   666
Issue of special shares                                                                            643,623
                                                                  -------------------  --------------------
Cash flows from financing activities                                       1,151,747             1,489,233
                                                                  -------------------  --------------------

Effect of changes in exchange rates on cash                                   55,025               (27,164)
                                                                ---------------------  --------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              92,133            (1,825,093)
Cash and cash equivalents, beginning of year                                 468,893             2,293,986
                                                                ---------------------  ---------------------
Cash and cash equivalents, end of year                                       561,026               468,893
                                                                =====================  =====================
Supplemental cash flow disclosure
     Interest paid                                                             6,251                16,612
                                                                =====================  =====================

============================================================================================================


The accompanying notes are an integral part of the consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
CONSOLIDATED BALANCE SHEETS
May 31, 2003 and 2002
(Expressed in US dollars)


-----------------------------------------------------------------------------------------------------------


                                                                                  2003                2002
                                                                     ------------------   -----------------
                                                                                     $                   $
ASSETS
Current assets
     Cash and cash equivalents                                                 561,026             468,893
     Accounts receivable (Note 5)                                              282,271             177,391
     Investment tax credits receivable                                         138,434             267,738
     Prepaid expenses                                                           23,157              31,674
                                                                     ------------------   -----------------
                                                                             1,004,888             945,696
Property and equipment (Note 6)                                                280,566             421,822
Customer list (Note 7)                                                          22,872              40,478
Goodwill (Note 4)                                                              468,710             300,476
                                                                     ------------------   -----------------
                                                                             1,777,036           1,708,472
                                                                     ==================   =================


LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities
     Accounts payable                                                          107,143             115,177
     Accrued liabilities (Note 8)                                              550,695             360,574
     Deferred revenue                                                          303,593             330,813
     Current portion of capital lease obligations (Note 9)                      12,696              33,978
     Due to related parties (Note 10)                                        2,338,327             916,230
                                                                     ------------------   -----------------
                                                                             3,312,454           1,756,772
                                                                     ------------------   -----------------
Capital lease obligations (Note 9)                                             --                   11,371
                                                                     ------------------   -----------------
Commitments and contingencies (Note 17)

Stockholders' deficiency (note 11):
     Preferred stock, no par value, non-cumulative dividend at
       a rate to be determined by the Board of Directors
       redeemable for Cdn$1 per share. Authorized unlimited
       shares; issued and outstanding Nil shares at May 31, 2003
       and 2002                                                                --                  --
     Special stock, no par value, non-voting, participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon
       conversion of the special shares; (ii) June 1, 2004. Authorized unlimited shares; issued and outstanding 5,163,500 shares at
       May 31, 2003 and 3,350,532 shares at May 31, 2002                    3,350,532           3,350,532
     Common Stock, no par value. Authorized unlimited shares;
       issued and outstanding 33,192,254 shares at May 31, 2003
       and 4,270,290 shares at May 31, 2003                                 4,270,290           4,264,826
     Additional paid-in capital                                             1,540,959           1,396,201
     Deficit                                                              (10,576,976)         (9,117,173)
     Accumulated other comprehensive loss                                    (120,223)             45,943
                                                                     ------------------   -----------------
                                                                           (1,535,418)            (59,671)
                                                                     ------------------   -----------------
                                                                            1,777,036           1,708,472
                                                                     ==================   =================

===========================================================================================================

The accompanying notes are an integral part of the consolidated financial statements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002



--------------------------------------------------------------------------------
1 - NATURE OF OPERATIONS AND LIQUIDITY

ZIM Technologies International Inc. (the Corporation) was incorporated under the Canada Business Corporations Act on November 13, 1997 to provide enterprise-class software and tools for designing, developing and manipulating database systems and applications. The Corporation has built upon its core database technology to create an innovative solution to provide wireless data services and systems that enable people to engage in remote or mobile decision-making based on real-time interactive data communications and transactions.

As the Corporation's functional currency is the Canadian dollar, the accounts have been translated into US dollars for reporting purposes using the current rate method. Note 3 provides further information on how the accounts have been translated.

As at May 31, 2003 the Corporation has negative working capital of $2,307,566 and has negative cash flow since inception. In addition, the Corporation generated negative cash flows operations of $1,087,605 for the year ended May 31, 2003 and has generated negative cash flows from operations during the last five years.

The Corporation's management team has focused the direction of the Corporation from a mature database and application development technology player to a provider of interactive mobile messaging for enterprise database systems. To establish the interactive mobile messaging, the Corporation needs substantial funds for marketing and subsequent development.

All of the factors above raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Corporation's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Corporation's position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

In the longer term, the Corporation has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Corporation's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the Corporation.

--------------------------------------------------------------------------------
2 - BASIS OF PRESENTATION

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") applied on a consistent basis.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
3 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

These consolidated financial statements include the accounts of the Corporation and its subsidiaries, all of which are wholly owned. The results of operations for acquisitions are included in these consolidated financial statements from the date of acquisition. Intercompany transactions and balances are eliminated upon consolidation. Under US GAAP, consolidation is generally required for investments of more than 50% of the outstanding voting shares of the investee, except when control is not held by the majority owner.

USE OF ESTIMATES

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the amounts recorded in the financial statements and notes to financial statements. These estimates are based on management's best knowledge of current events and actions that the Corporation may undertake in the future. Actual results may differ from those estimates.

COMPREHENSIVE INCOME

Comprehensive income includes net income and other comprehensive income (OCI). OCI refers to changes in net assets from transactions and other events and circumstances other than transactions with stockholders. These changes are recorded directly as a separate component of shareholder's equity and excluded from net income.

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount net of an allowance for doubtful accounts; these accounts do not bear interest. The Corporation determines its allowance for doubtful accounts by considering a number of factors, including the age of the receivable, the financial stability of the customer, discussions that may have occurred with the customer and management's judgment as to the overall collectibility of the receivable from that customer. In addition, the Corporation may establish an allowance for all the receivables for which no specific allowances are deemed necessary. This general allowance for doubtful accounts is based on a percentage of the total accounts receivable with different percentages used based on the different age of the receivables. The percentages used are based on the Corporation's historical experience and management's current judgment regarding the state of the economy. The Corporation writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

REVENUE RECOGNITION

Substantially, all of the Corporation's revenues are derived from the perpetual license of the Corporation's software products and the sale of related maintenance and consulting. The Corporation's standard license agreement provides a license to use the Corporation's products based on the number of licensed users. The Corporation may license its software in multiple element arrangements if the customer purchases any combination of maintenance, consulting or training services in conjunction with the license.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Corporation recognizes revenue pursuant to the requirements of the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP 97-2) "Software Revenue Recognition", as amended by SOP 98-9 "Software Revenue Recognition with Respect to Certain Transactions." Revenue is recognized using the residual method when Corporation-specific objective evidence of fair value exists for all of the undelivered elements in the arrangement, but does not exist for one or more delivered elements. The Corporation allocates revenue to each undelivered element based on its respective fair value determined by the price charged when that element is sold separately. The Corporation defers revenue for the undelivered elements and recognizes the residual amount of the arrangement fee, if any, when the basic criteria in SOP 97-2 have been met.

Under SOP 97-2, revenue is recognized when the following four criteria have been met:

- Persuasive evidence of an arrangement exists;
- Delivery has occurred;
- The fee is fixed and determinable; and
- Collectibility is probable.

The Corporation records revenue as earned as evidenced by contracts or invoices for its services at prices established by contract, price list and/or fee schedule less applicable discounts. If at the outset of an arrangement the Corporation determines that the arrangement fee is not fixed or determinable, revenue is deferred until the arrangement fee becomes due. If at the outset of an arrangement the Corporation determines that the collectibility is not probable, revenue is deferred until payment is received.

Collectibility is assessed based on the collection history of the client, current economic trends, customer concentrations and customer credit worthiness. Delivery of the software has occurred once the customer has accepted the product or has been provided with permanent keys to the FTP site. If an arrangement allows for customer acceptance of the software or services, the Corporation defers revenue recognition until the earlier of customer acceptance or when the acceptance right lapses.

Maintenance revenues are recognized equally over the term of the maintenance contract.

Consulting revenue, which represents services provided on a per diem basis to customers, is recognized as the services are performed as there are no customer acceptance provisions involved in these types of arrangements.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RESEARCH AND DEVELOPMENT EXPENSES

Costs related to research, design and development of software products are charged to research and development expense as incurred. Software development costs are capitalized beginning when a product's technological feasibility has been established, which generally occurs upon completion of a working model, and ending when a product is available for general release to customers. All subsequent costs are expensed as incurred. To date, completing a working model of the Corporation's products and the general release of the products have substantially coincided. As a result, the Corporation has not capitalized any software development costs since such costs have not been significant.

ADVERTISING

Advertising costs are expensed as incurred. Advertising costs amounted to $14,536 for the year ended May 31, 2003 ($7,329 as at May 31, 2002).

INVESTMENT TAX CREDITS


Investment tax credits are accounted for using the cost reduction approach whereby they are recorded as a reduction of the related capital cost of the asset acquired when there is reasonable assurance that they will be realized.

GOVERNMENT ASSISTANCE

Government assistance is recorded as a reduction of the related expense or the cost of the assets acquired. Government assistance is recorded in the accounts when reasonable assurance exists that the Corporation has complied with the terms and conditions of the approved grant program.

TRANSLATION OF FOREIGN CURRENCY

Assets and liabilities recorded in functional currencies other than Canadian dollars are translated into Canadian dollars at the year end rate of exchange. Revenues and expenses are translated at the weighted average exchange rates for the period. The resulting translation gains or losses are charged or credited to other comprehensive income in stockholders' equity (deficiency).

Gains or losses from foreign currency transactions such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the earnings of the current year.


The Corporation's reporting currency is the US dollar and all assets and liabilities are translated into US dollars at the year end rate. Revenues and expenses are translated at the weighted average exchange rates for the year. Gains and losses arising from the translation of financial statements are included in other comprehensive income in stockholders' equity (deficiency).

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. When necessary, a valuation allowance is recorded to reduce tax assets to an amount for which realization is more likely than not. The effect of changes in tax rates is recognized in the period in which the rate change occurs.

EARNINGS PER SHARE

Basic earnings per share are computed by dividing net earnings available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated giving effect to the potential dilution that could occur if securities or other contracts to issue common shares were exercised or converted to such shares at the later of the beginning of the period or the issuance date. The "if-converted" method is used to determine the dilutive effect of common shares. The treasury stock method is used to determine the dilutive effect of warrants. The treasury stock method assumes that proceeds received from the exercise of in-the-money share purchase warrants are used to repurchase common shares at the average market price during the period.

STOCK OPTION PLAN

The Corporation applies APB Opinion 25 Accounting for Stock issued to Employees when accounting for its stock option plans. The Corporation has a stock option plan, which is described in Note 12. No compensation expense is recognized for this plan when stock options are issued to directors and employees of the Corporation. Any consideration paid by the eligible participants on exercise of stock options is credited to share capital. If stock options are repurchased from eligible participants, the excess of the consideration paid over the carrying amount of the stock option cancelled is charged to shareholders' deficiency. Since the Corporation does not account for options granted to participants using the fair value method, it discloses pro forma information related to net income and earnings per share figures, which are calculated as if the entity applied the fair value method of accounting to stock options granted to participants.

CASH EQUIVALENTS

The Corporation considers cash equivalents to be highly liquid investments with original maturities of three months or less.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
3 - SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT

Property and equipment are recorded at cost. Property under capital leases is initially recorded at the present value of minimum lease payments at the inception of the lease. Amortization is provided over the estimated useful lives of the underlying assets on a straight-line basis using the following annual rates:

Computer equipment                                                  3 to 5 years
Software                                                            2 to 5 years
Office furniture and equipment                                     5 to 10 years
Voice communications equipment                                            1 year
Automobiles                                                              5 years
Leasehold improvements                                                   5 years

LEASES

Leases are classified as either capital or operating in nature. Capital leases are those which substantially transfer the benefits and risks of ownership to the Corporation. Assets acquired under capital leases are amortized at the same rates as those described for property and equipment. Obligations recorded under capital leases are reduced by the principal portion of lease payments. The imputed interest portion of lease payments is charged to expense.

INTANGIBLE ASSETS

CUSTOMER LIST

Customer list represents the fair value of expected future maintenance contracts that will be earned from software licenses in place at Zim Technologies do Brasil Ltda. as at August 1, 2001. The customer list is being amortized based on the estimated rate of customer attrition which has been assumed to be 40% in the first year, 50% of the then residual in the second and third years, and 100% of the remaining balance in the fourth year.

GOODWILL

In accordance with SFAS 142, goodwill is evaluated and tested for impairment on a periodic basis. If it is determined that goodwill has been impaired it will be written down at that time to its fair market value.


--------------------------------------------------------------------------------
4 - ACQUISITION AND DISPOSITION

ACQUISITION OF ZTI DO BRASIL LTDA.

Effective August 1, 2001, the Corporation acquired 100% of the issued and outstanding common shares of its South American distributor, ZTI do Brasil Ltda. Upon acquisition, ZTI do Brasil Ltda.'s name was changed to Zim Technologies do Brasil Ltda. This acquisition provided the Corporation with the opportunity to share in 100% of Zim Technologies do Brasil Ltda.'s profits and losses. The transaction has been accounted for using the purchase method, whereby the cost of acquisition is allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The goodwill recorded for Zim Technologies do Brasil Ltda. is not tax deductible.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
4 - ACQUISITION AND DISPOSITION (CONTINUED)

The total cost of the acquisition, after the adjustment described under "Contingent consideration" below, was allocated to the assets acquired and liabilities assumed as follows:
                                                                          $
                                                                   ---------
Assets acquired
     Cash                                                           129,524
     Other current assets                                            82,954
     Property and equipment                                          35,556
     Customer list                                                   61,729
     Goodwill                                                       428,606
                                                                   ---------
                                                                    738,369
Liabilities assumed
     Current liabilities                                            433,347
                                                                   ---------
                                                                    305,022
                                                                   =========
Consideration given
     Cash                                                           187,408
     Stock options-additional paid-in capital (Note 11)             117,614
                                                                   ---------
                                                                    305,022
                                                                   =========

In accordance with the Corporation's accounting policy, goodwill that arose in acquisitions subsequent to June 30, 2001 has not been amortized. All of the Corporation's goodwill arose on the acquisition of ZTI do Brasil Ltda. which occurred on August 1, 2001 and the settlement of the related contingent consideration. As a result, there is no impact on the Corporation's net loss or loss per share in prior periods as a result of ceasing to amortize goodwill.

Contingent consideration

At May 31, 2002, cash consideration in the amount of $130,890 was payable to the previous stockholders of Zim Technologies do Brasil Ltda. in the event the Corporation was not a reporting issuer in Ontario with its common shares listed on any North American stock exchange on or before December 31, 2002. During December 2002, the Corporation entered into an agreement to settle the contingency through the issuance of 300,000 stock options as well as employment contracts for two years for one shareholder and one year for the other. The options were granted December 23, 2002, subject to approval by the Board of Directors, with an exercise price of approximately $.82, a contractual life of three years and immediate vesting. On June 10, 2003, the Board of Directors approved the grant of options. Goodwill has been increased by $117,614 to reflect the settlement of the contingency through the granting of employment contracts and the issuance of options.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002


--------------------------------------------------------------------------------
4 - ACQUISITION AND DISPOSITION (CONTINUED)

Supplemental pro forma information

Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2001, the pro forma combined revenue and net loss of the Corporation at May 31, 2002 would have been $2,153,635 and $4,105,131, respectively.

Had the acquisition of Zim Technologies do Brasil Ltda. occurred on June 1, 2000, the pro forma combined revenue and net loss of the Corporation at May 31, 2001 would have been $1,962,215 and $2,866,174, respectively.

DISPOSAL OF ZIM TECHNOLOGIES (B'DOS) LTD.

In June 2001, the Corporation disposed of its 100% interest in ZIM Technologies (B'Dos) Ltd.

The total cost of the disposal has been allocated to the assets disposed of and liabilities transferred as follows:
                                                                        $
                                                                  --------
Assets disposed of
     Cash                                                           2,202
     Other current assets                                           8,727
     Property and equipment                                        16,908
                                                                  --------
                                                                   27,837
Liabilities transferred
     Current liabilities                                           29,147
                                                                  --------
                                                                   (1,310)
Consideration received - cash                                           1
                                                                  --------
Gain on disposal                                                   (1,311)
                                                                  ========


--------------------------------------------------------------------------
5 - ACCOUNTS RECEIVABLE

                                                         2003      2002
                                                      ---------  ---------
                                                             $          $
Trade accounts receivable                              287,962    226,364
Allowance for doubtful accounts                        (31,251)   (60,806)
Other (Note 10)                                         25,560     11,833
                                                      ---------  ---------
                                                       282,271    177,391
                                                      =========  =========

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002



--------------------------------------------------------------------------------
6 - PROPERTY AND EQUIPMENT

                                                                                                 2003
                                                     -------------------------------------------------
                                                                       Accumulated
                                                            Cost      amortization                Net
                                                     -------------------------------------------------
                                                               $                 $                  $
Computer equipment                                       616,373           461,908            154,746
Software                                                  44,367            32,599             11,790
Office furniture and equipment                           120,740            68,736             52,099
Voice communications equipment                            19,664            16,711              2,959
Automobiles                                                6,996             2,702              4,303
Leasehold improvements                                   106,306            86,550             19,793
Office furniture and equipment under capital leases      136,478           101,664             34,877
                                                     -------------------------------------------------
                                                       1,050,924           770,870            280,566
                                                     =================================================

                                                                                                 2002
                                                     -------------------------------------------------
                                                                       Accumulated
                                                            Cost      amortization                Net
                                                     -------------------------------------------------
                                                               $                 $                  $
Computer equipment                                       534,919           311,938            222,981
Software                                                  38,105            11,260             26,845
Office furniture and equipment                           112,014            45,008             67,006
Voice communications equipment                            13,959             4,494              9,465
Automobiles                                                8,266             1,451              6,815
Leasehold improvements                                    95,849            63,012             32,837
Office furniture and equipment under capital leases      122,455            66,582             55,873
                                                     -------------------------------------------------
                                                         925,567           503,745            421,822
                                                     =================================================


--------------------------------------------------------------------------------
7 - CUSTOMER LIST


                                                                             2003               2002
                                                                       -------------------------------
                                                                                 $                  $
Customer list                                                               69,001             61,911
Accumulated amortization                                                   (46,129)           (21,433)
                                                                       -------------------------------
Net                                                                         22,872             40,478
                                                                       ===============================

Aggregate amortization expense for each of the next three years is estimated to be $11,889 for 2004, $9,397 for 2005 and $2,117 for 2006.

8 - ACCRUED LIABILITIES
                                           2003            2002
                                              $               $
                                        -------         -------
Employee related accruals               106,302         114,479
Professional fees                        81,583          66,916
Severance                                 5,746          90,087
Interest                                 81,734           5,200
Withholding tax accrual                  73,073          71,989
Printing expense                        165,031               0
Other                                    37,225          11,903
                                       ------------------------
                                        550,695         360,574
                                       ========================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002
--------------------------------------------------------------------------------
9 - CAPITAL LEASE OBLIGATIONS


                                                                 2003               2002
                                                       -----------------------------------
                                                                     $                  $
Year ended May 31,
     2003                                                                          38,701
     2004                                                       13,106             11,759
                                                       ----------------   ----------------
                                                                13,106             50,460
Less amount representing interest (with interest
rates varying between 13% and 17%)                                 410              5,111
                                                       ----------------   ----------------
Present value of net minimum lease payments                     12,696             45,349
Current portion of obligations under capital leases             12,696             33,978
                                                       ----------------   ----------------
                                                                                   11,371
                                                       ================   ================

--------------------------------------------------------------------------------

10 - RELATED PARTY TRANSACTIONS

DUE FROM RELATED PARTIES

Included in other accounts receivable at May 31, 2003 is $18,168 ($4,781 in 2002) due from an officer, director and significant stockholder of the Corporation.

DUE TO RELATED PARTIES

The amounts due to related parties represent cash advances from an officer of the Corporation who is a significant shareholder and a holding Corporation that is owned by the spouse of the significant shareholder. The amounts bear interest at 5% per annum and are due on demand. An amount of $81,584 ($5,200 in 2002), which represents the interest on the amounts due to related parties, has been included in accrued liabilities.

TRANSACTIONS WITH RELATED PARTIES


On June 1, 2001, the Corporation acquired certain technology from two employees in exchange for 2,000,000 common shares. The common shares were valued at $1,311,996 which represents the fair value of the shares.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------

11 - SHAREHOLDERS' EQUITY

AUTHORIZED
Unlimited number of shares without par value
     Preferred shares, bearing a non-cumulative dividend at a rate to be determined by the Board of Directors, redeemable for Cdn$1 per share

     Special shares, non-voting, participating, convertible into common shares on a one-for-one basis at any time at the option of the holder and automatically on the earlier of: (i) the fifth day following the date of issuance of a receipt for a final prospectus qualifying the common shares issuable upon conversion of the special shares; (ii) June 1, 2004


     Common shares
                                                                  Number
                                                               of shares             Amount
                                                         ----------------   ----------------
ISSUED AND OUTSTANDING                                                                    $
Special shares
     Issued for cash                                           5,010,500          3,250,552
     Converted from common shares                                153,000             99,980
                                                         ----------------   ----------------
     Balance, May 31, 2002 and May 31, 2003                    5,163,500          3,350,532
                                                         ----------------   ----------------
Common shares
     Balance, May 31, 2001                                    31,334,921          3,052,144
     Issued for cash                                               2,000                666
     Issued in exchange for technology                         2,000,000          1,311,996
     Converted to special shares                                (153,000)           (99,980)
                                                         ----------------   ----------------
     Balance, May 31, 2002                                    33,183,921          4,264,826
     Options exercised for common shares                           8,333              5,464
                                                         ----------------   ----------------
     Balance, May 31, 2003                                    33,192,254          4,270,290
                                                         ----------------   ----------------
Total special and common shares                               38,355,754          7,620,822
                                                         ================   ================

2002

During the year ended May 31, 2002, the Corporation issued 4,010,500 special shares in respect of a cash subscription of $2,606,929 received prior to May 31, 2001.

Included in research and development expenses for the year ended May 31, 2002, is a non-cash expense of $1,311,996 that represents the fair value of common shares issued in exchange for acquired technology.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
11 - SHAREHOLDERS' EQUITY (CONTINUED)



ADDITIONAL PAID IN CAPITAL

2003
During the year ended May 31, 2003, the Corporation issued options for contingent consideration, and additional paid in capital has been increased by $117,614 to reflect this settlement (Note 4).

The fair value is estimated using the Black-Scholes option pricing model. For the year ended May 31, 2003, the weighted average assumptions were:

Dividend yield                                                    Nil
Expected volatility                                              104%
Risk-free interest rate                                         3.18%
Expected life                                              2.00 years

During the year ended May 31, 2003, the Corporation modified certain stock options granted to employees to allow them to retain the original award upon a change in status from employee to non-employee. As a result, the Corporation recorded a non-cash compensation expense of $27,144, which represents the fair value of the stock options at the date of change in status.

Dividend yield                                                    Nil
Expected volatility                                               81%
Risk-free interest rate                                         3.48%
Expected life                                               1.58 year

2002

Included in additional paid in capital and selling, general and administrative expenses for the year ended May 31, 2002 is a non-cash compensation expense of $104,151 which represents the fair value of stock options issued to non-employees and $407,802 which represents the fair value of non-cash compensation expenses resulting from the modification of the terms of certain stock options granted to employees to allow them to retain the award upon a change in status from employee to non-employee.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
12 - STOCK OPTIONS

Under the Corporation's Stock Option Plan, the Corporation may grant options to its officers, directors and employees for up to 10,800,000 common shares. As at May 31, 2003, 6,578,332 options were outstanding under the Stock Option Plan. In addition, 8,285,000 options were issued prior to the year ended May 31, 2003 outside of the Corporation's stock option plan. Stock options are granted with an exercise price equal to the stock's fair market value at the date of grant as determined by the Board of Directors. Options are granted periodically and both the maximum term of an option and the vesting period are set at the Board's discretion.

A summary of the status of the stock options is as follows:

                                                                        2003                                 2002
                                         ----------------- ------------------  ----------------   ----------------
                                                   Number           WEIGHTED            Number           Weighted
                                               of options            AVERAGE        of options            average
                                              outstanding     EXERCISE PRICE       outstanding     exercise price
                                         ----------------- ------------------  ----------------   ----------------
                                                                        Cdn$                                 Cdn$
Options outstanding, beginning of year         15,306,665               1.00        11,806,833               0.98
Granted(a)                                                                           4,153,332               1.06
Exercised                                          (8,333)              1.00            (2,000)              0.53
Forfeited                                        (435,000)              1.00          (651,500)              0.97
                                         ----------------- ------------------  ----------------   ----------------
Options outstanding, end of year               14,863,332               1.00        15,306,665               1.00
                                         ================= ==================  ================   ================

As at May 31, 2003, there were 14,863,332 options exercisable (15,306,665 as at May 31, 2002) with a weighted average exercise price of Cdn $1.00 (Cdn $1.00 as at May 31, 2002).

(a) On June 10, 2003 the Board of Directors approved the grant of 300,000 options related to the settlement of the contingent consideration in December 2002 (Note 4).

The following table represents a summary of the options outstanding as at May 31, 2003:


                                  ----------------------------------------------------------------------------
                                           Weighted
                                            average           Weighted                             Weighted
       Range of          Number            expected            average            Number            average
       Exercise      of options         contractual           exercise        of options           exercise
          price     outstanding                life              price       exercisable              price
---------------- ----------------   ----------------- ------------------  ----------------   ----------------
          Cdn $                                                  Cdn $                                Cdn $
           0.25         125,000           1.37 years              0.25           125,000               0.25
    0.45 - 0.60         400,000           1.71 years              0.50           400,000               0.50
    0.75 - 1.05      11,996,650           0.94 years              1.00        11,996,650               1.00
    1.05 - 1.25       2,341,682           1.52 years              1.01         2,341,682               1.01
                 ----------------   ----------------- ------------------  ----------------   ----------------
                     14,863,332           1.06 years              1.00        14,863,332               1.00
                 ================   ================= ==================  ================   ================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
12 - STOCK OPTIONS (CONTINUED)

The Corporation measures compensation costs related to stock options granted to employees using the intrinsic value method as prescribed by APB Opinion 25, as permitted by SFAS No. 123. However, SFAS No. 123 does require the disclosure of pro forma net loss and net loss per share information as if the Corporation had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123. Accordingly, the fair value of the options issued was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest rate of 3.38% in 2002, volatility between 81% and 104%, expected dividend yield of 0%, and an expected life of 2 years in 2002. No stock options were granted during the year ended May 31, 2003.

The weighted average grant date fair values of options issued was $0.05 per share in 2002. Had the Corporation determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, the Corporation's net income would have been reduced to the pro forma amounts indicated below:


                                                                       2003              2002
                                                           -----------------  ----------------
                                                                          $                 $
Net loss, as reported under US GAAP                              (1,459,803)       (4,448,732)
Net loss, pro forma                                              (1,667,592)       (4,650,803)
Net loss, pro forma per share                                         (0.05)            (0.14)

----------------------------------------------------------------------------------------------
13 - INCOME TAXES

Income tax expense varies from the amount that would be computed by applying the basic federal and provincial income tax rates to loss before taxes, as follows:

                                                                       2003              2002
                                                           -----------------  ----------------
                                                                          %                 %
Tax rate                                                              37.79             40.66

                                                                       2003              2002
                                                           -----------------  ----------------
                                                                          $                 $
Expected Canadian income tax recovery                              (643,481)       (1,892,717)
Decrease resulting from
     Change in valuation allowance for originating
     temporary differences and loss carry forwards                  622,709           902,337
     Adjustments to opening deferred tax asset for changes
     in tax laws and rates
     Acquired technology                                                              518,445
     Difference between Canadian and foreign tax rates               14,426           122,437
     Non-deductible stock options benefits                           10,493           199,188
     Other                                                                            121,076
     Refundable income tax credits                                 (247,127)         (177,020)
                                                           -----------------  ----------------
                                                                   (242,980)         (206,254)
                                                           =================  ================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
13 - INCOME TAXES (CONTINUED)

The change in valuation allowance for originating temporary differences and loss carry forwards is calculated in the reconciliation above using the rate shown in the table. The rate at which such amounts may be realized as disclosed as part of the deferred tax asset and related valuation allowance takes into account the enacted tax rate decreases over the expected period of realization.

Income tax recovery of $242,980 for the year ended May 31, 2003 ($206,254 in 2002) relates to income taxes paid by the Corporation's Brazilian subsidiary and to refundable income tax credits receivable.

Deferred income taxes reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The tax effects of temporary differences that gave rise to significant portions of the deferred tax asset and deferred tax liability are as follows :


                                                                     2003              2002
                                                           -----------------  ----------------
                                                                          $                 $
Deferred tax asset
     Loss carry forwards                                          1,244,482         1,282,723
     Property and equipment - differences in net book
     value and unamortized capital cost                              45,303            49,738
     Scientific research and experimental development -
     amounts deductible for tax in excess of amounts
     deductible for accounting                                      508,985           232,330
     Other                                                          122,050            67,408
                                                           -----------------  ----------------
     Total gross deferred tax assets                              1,920,820         1,632,199
     Less valuation allowance                                    (1,920,820)       (1,632,199)
                                                           -----------------  ----------------
Net deferred tax assets                                               -                 -
                                                           =================  ================

The differences in the amounts deductible for tax and accounting purposes relate primarily to differences in the values of property and equipment on these bases and undeducted scientific research expenditures.

The Corporation has federal and provincial non-capital losses available to reduce taxable income in Canada which expire in the following years:


                                                  Federal         Provincial
                                           ---------------   ----------------
                                                        $                  $
2004                                               32,823             70,022
2005                                              773,158            808,169
2006                                              313,640            352,298
2007                                              320,204            320,204
2008                                            2,069,292          1,986,870
2009                                            1,509,847          1,391,685
2010                                              688,549            576,222
                                           ---------------   ----------------
                                                5,707,513          5,505,470
                                           ===============   ================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
13 - INCOME TAXES (CONTINUED)

As at May 31, 2003, the Corporation had accumulated unclaimed federal and provincial scientific research and experimental development deductions of approximately $1,500,000 and $1,850,000 respectively ($1,140,000 and $1,440,000 in 2002). This amount can be carried forward indefinitely to reduce income taxes payable in future years.

The Corporation has federal scientific research and experimental development credits available to reduce income taxes in Canada which expire in the following years:
                                                                         $
                                                           ----------------

2011                                                                21,152
2012                                                               258,206
                                                           ----------------
                                                                   279,358
                                                           ================

For the year ended May 31, 2003, the Corporation recorded an amount of $247,127 ($254,403 in 2002) of investment tax credits.

--------------------------------------------------------------------------------
14 - LOSS PER SHARE

For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options and the special shares been converted, the effect on the loss per share would be anti-dilutive.

The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was anti-dilutive:

                                    2003              2002
                        -----------------  ----------------

Stock options                 14,863,332        15,306,665
Special shares                 5,163,500         5,163,500

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002


--------------------------------------------------------------------------------
15 - CHANGES IN OPERATING WORKING CAPITAL



                                                 2003            2002
                                     ---------------------------------
                                                    $               $
Accounts receivable                           (75,564)        149,639
Investment tax credits receivable             144,037        (252,238)
Prepaid expenses                               10,956           5,754
Accounts payable                              (19,256)       (251,674)
Accrued liabilities                           132,898          (6,533)
Deferred revenue                              (59,026)        (85,080)
                                     ---------------------------------
                                              134,045        (440,132)
                                     =================================


--------------------------------------------------------------------------------
16 - FINANCIAL INSTRUMENTS

RISK MANAGEMENT ACTIVITIES

The Corporation operates internationally, giving rise to significant exposure to market risks from changes in foreign exchange rates.

FOREIGN EXCHANGE RISK MANAGEMENT

Accounts receivable at May 31, 2003 include amounts receivable in US dollars of $121,646 ($100,788 in 2002) and amounts receivable in Brazilian reales of R$441,806 (R$314,272 in 2002). Accounts payable at May 31, 2003 included $4,934
($741 in 2002) payable in US dollars and R$56,573 (R$108,840 in 2002) payable in Brazilian reales.

CONCENTRATION OF CREDIT RISK

The Corporation is exposed to credit-related losses in the event of non-performance by counterparties to financial instruments. Credit exposure is minimized by dealing with only creditworthy counterparties in accordance with established credit approval policies.

Concentrations of credit risk in accounts receivable are indicated below by the percentage of the total balance receivable from customers in the specified geographic area:
                                                    2003             2002
                                              ----------------------------
                                                       %                %
Canada                                                19                8
North and South America, excluding Canada             59               83
Europe                                                19                6
Other                                                  3                3

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
16 - FINANCIAL INSTRUMENTS (CONTINUED)

FAIR VALUE

The carrying values of cash and cash equivalents, accounts receivable, investment tax credits receivable, accounts payable, accrued liabilities and due to related parties approximate their fair value due to the relatively short periods to maturity of the instruments. The fair value of other financial assets and liabilities included in the consolidated balance sheets is as follows:


                                   2003                         2002
               --------------------------  --------------------------
                  Carrying                    Carrying
                    amount    Fair value        amount    Fair value
               ------------  ------------  ------------  ------------
                         $             $             $             $
Capital
lease
obligations         12,673        12,693        45,349        44,959


The following methods and assumptions were used to estimate the fair value of capital lease obligations: At the present value of contractual future payments, capital lease obligations were discounted at the current market rates of interest available to the Corporation for the same or similar debt instruments.


--------------------------------------------------------------------------------
17 - COMMITMENTS AND CONTINGENCIES

OPERATING LEASE COMMITMENTS

The Corporation has the following lease commitments relating to facilities and equipment:
                                                                            $
                                                             -----------------

2004                                                                  126,039
2005                                                                  105,543
2006                                                                  108,826
2007                                                                  110,357
2008                                                                   18,381
                                                             -----------------
                                                                      469,146
                                                             =================

For the year ended May 31, 2003, rent expense was $187,005 ($182,959 in 2002).

LEGAL PROCEEDINGS

The Corporation is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Corporation's consolidated financial position, results of operations or liquidity.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
17 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

GOVERNMENT ASSISTANCE

During the year ended May 31, 2002, the Corporation received $78,412 from the Canadian International Development Agency for the purpose of undertaking a viability study of acquiring Zim Technologies do Brasil Ltda. The amount has been recorded in the consolidated statement of earnings as a reduction in selling, general and administrative expenses. The amount is repayable, based on 1% of Zim Technologies do Brasil Ltda.'s revenues from July 23, 2001 to May 31, 2005 to a maximum of $78,413, if revenues realized by Zim Technologies do Brasil Ltda. exceed $3,646,973 cumulatively.

OTHER

The Corporation is committed to pay an arm's length third party $75,000 upon the listing of ZIM Corporation's common shares on a national securities exchange selected by ZIM Corporation's board of directors.

Zim Technologies do Brasil Ltda. may be subject to the Contribution of Intervention on Economic Domain tax on values remitted abroad. However, the Corporation's management intend to contest this assessment if issued. Consequently, no provision has been accounted for in that respect. If an assessment is issued and the Corporation is unsuccessful at contesting the assessment, the resulting settlement would not have a material impact on the consolidated financial statements of the Corporation.


--------------------------------------------------------------------------------
18 - SEGMENT REPORTING

Management has determined that the Corporation operates in one reportable segment, which involves providing enterprise software for designing, developing and manipulating database systems and applications.

The following table sets forth external revenues attributable to geographic areas based on the location of the customer:
                                      2003            2002
                              -----------------------------
                                         $               $
Canada                             283,279         167,206
United States                      249,814         291,947
Brazil                             812,020       1,049,773
Australia                           50,520         122,639
Denmark                                             52,373
Europe                             270,543         351,322
Other                                5,695           9,228
                              -----------------------------
                                 1,671,871       2,044,488
                              =============================

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002


--------------------------------------------------------------------------------
18 - SEGMENT REPORTING (CONTINUED)

The following table sets forth consolidated assets located in different geographic areas:

                                                                    2003
                             --------------------------------------------
                                 Canada          Brazil            Total
                             --------------------------------------------
                                      $               $                $
Property and equipment          261,177          19,389          280,566
Maintenance contracts                            22,872           22,872
Goodwill                                        468,710          468,710
Current assets                                                 1,004,888
                                                        -----------------
                                                               1,777,036
                                                        =================

                                                                    2002
                             --------------------------------------------
                                 Canada          Brazil            Total
                             --------------------------------------------
                                      $               $                $
Property and equipment          388,770          33,052          421,822
Maintenance contracts                            40,478           40,478
Goodwill                                        300,476          300,476
Current assets                                                   945,696
                                                        -----------------
                                                               1,708,472
                                                        =================

The Corporation is not dependent on one major customer as a revenue source.


--------------------------------------------------------------------------------
19 - SUBSEQUENT EVENTS

On June 1, 2003, ZIM Corporation, a corporation governed by the Canada Business Corporations Act, consummated a merger of Private Capital Investors, Inc., a Florida corporation ("Private Capital"), with and into PCI Merge, Inc. ("PCI Merge"), a Florida corporation and a wholly-owned subsidiary of ZIM Corporation, with PCI Merge as the surviving entity. On June 1, 2003, ZIM Corporation also consummated the amalgamation of ZIM Technologies International Inc. ("ZIM Technologies") with PCI-ZTI Canada, Inc. ("PCI-ZTI"), a corporation governed by the Canada Business Corporations Act and a wholly-owned subsidiary of ZIM Corporation. As a result of the amalgamation, a new entity named ZIM Technologies International Inc. has been formed. PCI Merge and ZIM Technologies became wholly-owned subsidiaries of ZIM Corporation.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
19 - SUBSEQUENT EVENTS (CONTINUED)

In these transactions, each outstanding share of common stock of Private Capital and ZIM Technologies was converted into a share of ZIM Corporation. As a result of these shares exchanges, the shareholders of ZIM Technologies and Private Capital now control ZIM Corporation, therefore, this transaction is accounted for as a reverse take over transaction in ZIM Corporation's consolidated financial statements. This reverse acquisition is treated as a capital transaction in substance since this transaction was accomplished through the use of a non-operating enterprise. No goodwill or intangible assets are recorded following this transaction. ZIM Corporation succeeded Private Capital's SEC registration under the SEC Act of 1934 as reporting corporation registration. This transaction has no financial impact on the Corporation's consolidated financial statements except for the expenses incurred to undergo these transactions.


--------------------------------------------------------------------------------
20 - RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

(i) SFAS NO. 145

In April of 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections." SFAS No. 145 rescinds FASB No. 4 and 64 in relation to reporting gains and losses from extinguishment of debt. The Statement amends SFAS No. 4 and 64 and requires gains and losses from extinguishment of debt to be classified as extraordinary items only if they meet the criteria in Opinion 30. Applying the provisions of Opinion 30 will differentiate between normal recurring operations of a company and transactions that are unusual or infrequent in nature. SFAS No. 145 also amends Statement No. 13, to the effect that sale-leaseback accounting for certain lease modifications should be accounted for in the same manner as sale-leaseback transactions. The adoption of this standard has no material impact of the Corporation's financial position.


(ii) SFAS NO. 146

In June of 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when incurred at fair value. The Statement in turn eliminates the definition and requirements of EITF Issue 94-3. SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 may have an effect on the timing of future restructuring charges taken, if and when they occur.

ZIM TECHNOLOGIES INTERNATIONAL INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2003 and 2002

--------------------------------------------------------------------------------
20 - NEW US ACCOUNTING PRONOUNCEMENTS (Continued)

(iii) SFAS NO. 148

In December 2002, the FASB issued Statement No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123." The Statement is effective for fiscal years ended after December 15, 2002. SFAS No. 148 requires new disclosures about the effect of stock-based employee compensation on reported results. The Statement requires that effects be disclosed more prominently by specifying the form, content and location of those disclosures. SFAS No. 148 permits several ways of transitioning to the Fair Value method of accounting for stock-based compensation, however the Statement does not require that companies discontinue the intrinsic value method of accounting for stock-based compensation. The Corporation will continue to use the intrinsic value method of accounting for stock-based compensation and has adopted the disclosure requirements of the Statement.

(iv) EITF 00-21

In November 2002, the Emerging Issues Task Force issued its final consensus on Revenue Arrangements with Multiple Deliverables. This guidance is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003 or alternatively, entities may elect to report the change in accounting as a cumulative-effect adjustment. EITF 00-21 discusses criteria necessary to determine when an arrangement may be viewed to have separate units of accounting (and thus revenue) and when an arrangement should be viewed as a single unit of accounting. The Corporation is currently performing an analysis of how this might affect revenue recognition for arrangements the Corporation routinely enters into that have multiple deliverables.

(v) FINANCIAL INTERPRETATION NO. 45

In November of 2002, the FASB issued FASB Interpretation No. 45, "Guarantors Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 discusses the necessary disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also discusses that the guarantor must recognize a liability, at fair value, at the inception of the guarantee the obligation incurred in issuing the guarantee. The disclosure requirements are effective for 2002. The reporting requirements are effective on a prospective basis for guarantees issued after December 31, 2002.

(vi) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of ARB No. 51." This interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest entities obtained after January 31, 2003. The Interpretation is applied to the enterprise no later than the end of the first annual reporting period beginning after June 15, 2003. The application of this Interpretation is not expected to have a material effect on the Corporation's financial statements.

                      Consolidated Financial Statements of



                      ZIM CORPORATION


                      FOR THE NINE MONTHS ENDED
                      FEBRUARY 29, 2004
                      AND FEBRUARY 28, 2003

ZIM CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS

Nine months ended February 29, 2004 and February 28, 2003
(Expressed in US dollars)


----------------------------------------------------------------------------------

                                                       (Unaudited)    (Unaudited)
                                                       Nine Months           Nine
                                                             ended          ended
                                                      February 29,       February
                                                              2004           2003
                                                    -----------------------------
                                                                 $              $
REVENUES
                                                         1,591,823      1,161,263
                                                      -------------  -------------
EXPENSES
     Selling, general and administrative                 2,349,055      1,750,231
     Research and development                              513,523        436,698
     Amortization of property and equipment                101,594        143,262
     Amortization of intangibles                            36,529         15,035
     Foreign exchange loss (gain)                            4,853         20,646
                                                      -------------  -------------
                                                         3,005,554      2,365,872
                                                      -------------  -------------
Net loss from operations                                (1,413,731)    (1,204,609)
Interest                                                     2,806         40,291
Other income                                                               (1,001)
                                                      -------------  -------------
Net loss before income taxes                            (1,416,537)    (1,243,899)
Income taxes                                              (199,990)      (186,763)
                                                      -------------  -------------
Net loss                                                (1,216,547)    (1,057,136)
                                                      =============  =============

Loss per share - basic and diluted (Note 9)                  (0.03)         (0.03)
                                                      =============  =============

Weighted average number of shares outstanding           42,412,978     33,183,921
                                                      =============  =============
==================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
Nine months ended February 29, 2004
(Expressed in US dollars)

                                                       (Unaudited)  (Unaudited) (Unaudited) (Unaudited)  Unaudited)    (Unaudited)
                                                           Number                                                      Accumulated
                                                    Share capital               Additional                    other          Total
                                                       Issued and        Share     paid-in            comprehensive   Shareholders'
                                                      outstanding      Capital     capital    Deficit          loss         Equity
                                                      -----------    ---------  ----------  ---------- -----------    -------------
                                                                             $           $            $          $                $
BALANCE AS AT MAY 31, 2003                             38,355,754    7,620,822   1,540,959 (10,576,976)    (120,223)     (1,535,418)


Effect of reverse take-over transaction                 1,734,455

Shares issued through the exercise of options             719,300      347,258                                              347,258

Shares issued upon conversion of debt (Note 7 and 10)   9,211,511    3,960,950                                            3,960,950

Shares issued in private placement (Note 10)            1,151,006      863,255                                              863,255

Shares issued upon acquisition (Note 6 and 10)          4,000,000    3,280,000                                            3,280,000

Comprehensive loss
     Loss for the period                                                                    (1,216,547)
     Cumulative translation adjustment                                                                    (273,542)
     Total comprehensive loss                                                                                            (1,490,089)
                                                      -----------   ----------  ----------  ----------    ---------      ----------

BALANCE AS AT FEBRUARY 29, 2004                        55,172,026   16,072,285   1,540,959  (11,793,523)  (393,765)       5,425,956
                                                      ===========   ==========  ==========  ===========   =========      ==========
====================================================================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
Nine months ended February 29
(Expressed in US dollars)


-------------------------------------------------------------------------------------------------------------


                                                                           (Unaudited)           (Unaudited)
                                                                           Nine months           Nine months
                                                                                 ended                 ended
                                                                          February 29,          February 28,
                                                                                  2004                  2003
                                                                   ------------------------------------------
                                                                                     $                     $
OPERATING ACTIVITIES
Net loss                                                                    (1,216,547)           (1,057,136)
Items not involving cash:
     Amortization of property and equipment                                    101,594               143,262
     Amortization of customer list                                              36,529                15,035
     Compensation expense                                                                             13,957
     Loss on property and equipment                                                                      326
     Changes in operating working capital                                     (431,990)               44,765
                                                                   --------------------  --------------------
Cash flows used in operating activities                                     (1,510,414)             (839,791)
                                                                   --------------------  --------------------
INVESTING ACTIVITIES
Purchase of property and equipment                                             (79,646)              (19,576)
Business acquisitions                                                         (320,028)
Proceeds from disposal of property and equipment                                                       2,037
                                                                   --------------------  --------------------
Cash flows used in investing activities                                       (399,674)              (17,539)
                                                                   --------------------  --------------------
FINANCING ACTIVITIES
Repayment of capital lease obligations                                         (12,696)              (28,637)
Shares issued through the exercise of options                                  347,258                 5,421
Shares issued through a private placement                                      863,255
Net proceeds from related parties                                            1,268,030               835,960
                                                                   --------------------  --------------------
Cash flows from financing activities                                         2,465,847               812,744
                                                                   --------------------  --------------------

Effect of changes in exchange rates on cash                                    (16,613)               48,849
                                                                   --------------------  --------------------
INCREASE IN CASH AND CASH EQUIVALENTS                                          539,146                 4,263
Cash and cash equivalents, beginning of period                                 561,026               468,893
                                                                   --------------------  --------------------
Cash and cash equivalents, end of period                                     1,100,172               473,156
                                                                   ====================  ====================

Supplemental cash flow disclosure
     Interest paid                                                                 943                 4,093
                                                                   ====================  ====================


================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ZIM CORPORATION
CONSOLIDATED BALANCE SHEETS
(Expressed in US dollars)


------------------------------------------------------------------------------------------------------


                                                                      (Unaudited)          (Audited)
                                                                     February 29              May 31
                                                                            2004                2003
                                                               -------------------  ------------------
                                                                                $                   $
ASSETS
Current assets
     Cash and cash equivalents                                          1,100,172             561,026
     Accounts receivable, net                                           1,248,675             282,271
     Investment tax credits receivable                                    235,825             138,434
     Prepaid expenses                                                      25,676              23,157
                                                               -------------------  ------------------
                                                                        2,610,348           1,004,888
Property and equipment, net                                               612,295             280,566
Intangible assets, net                                                  1,461,319              22,872
Goodwill                                                                2,353,918             468,710
                                                               -------------------  ------------------
                                                                        7,037,880           1,777,036
                                                               ===================  ==================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
     Accounts payable                                                     638,174             107,143
     Accrued liabilities                                                  560,150             550,695
     Deferred revenue                                                     413,599             303,593
     Current portion of capital lease obligations                                              12,696
     Due to related parties (Note 7 and Note 11)                                            2,338,327
                                                               -------------------  ------------------
                                                                        1,611,924           3,312,454

Shareholders' equity (deficit)                                          5,425,956          (1,535,418)
                                                               -------------------  ------------------
                                                                        7,037,880           1,777,036
                                                               ===================  ==================


================================================================================

The accompanying notes are an integral part of these consolidated financial statements.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)

1 - CONSOLIDATED FINANCIAL STATEMENTS

The unaudited consolidated financial statements of ZIM Corporation ("ZIM" or the "Corporation") and its subsidiaries have been prepared by the Corporation pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles of the United States of America ("US GAAP") have been condensed or omitted pursuant to such rules and regulations. These financial statements should be read in conjunction with the audited consolidated financial statements for the years ended May 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended May 31, 2003, and 2002, included elsewhere in this document.

On June 1, 2003, ZIM became a domestic filer with the SEC. As a result, all comparative figures have been restated to reflect US GAAP. In addition, ZIM changed its reporting currency to the US dollar. Assets and liabilities of the current and prior period have been translated into US dollars at period end exchange rates. Revenues and expenses have been translated at the weighted average exchange rates for the relevant period. Gains and losses arising from the translation of the financial statements have been included in a separate component of shareholders' equity.

On January 7, 2004, ZIM changed its fiscal year end from May 31 to March 31. As a result, the Corporation will file a Form 10-KSB to cover the transitional period, ending March 31, 2004. The results of operations for interim periods are not necessarily indicative of the results to be expected for the 10 month period ending March 31, 2004.

2 - BASIS OF PRESENTATION

These financial statements have been prepared on a going concern basis which assumes that the Corporation will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As at February 29, 2004 the Corporation has incurred a loss of $1,216,547 for the nine months then ended and has incurred losses during each of the last five years. In addition, the Corporation generated negative cash flows from operations of $1,510,414) for the nine months ended February 29, 2004 and has generated negative cash flows from operations during each of the last five years.

The Corporation's management team has focused the direction of the Corporation from a mature database and application development technology player to a provider of interactive mobile messaging. To establish the interactive mobile messaging, the Corporation needs substantial funds for marketing and business development.

All of the factors above raise substantial doubt about the Corporation's ability to continue as a going concern. Management's plans to address these issues include continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The Corporation's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the Corporation's position and/or results of operations and may necessitate a reduction in operating activities. The consolidated financial statements do not include adjustments that may be required if the assets are not realized and the liabilities settled in the normal course of operations.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)

In the longer term, the Corporation has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The Corporation's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the Corporation.

3 - REVERSE TAKE OVER

On June 1, 2003, ZIM Corporation, a corporation governed by the Canada Business Corporations Act, consummated a merger of Private Capital Investors, Inc., a Florida corporation (Private Capital), with and into PCI Merge, Inc. (PCI Merge), a Florida corporation and a wholly-owned subsidiary of ZIM Corporation, with PCI Merge as the surviving entity. On June 1, 2003, ZIM Corporation also consummated the amalgamation of ZIM Technologies International Inc. (ZIM Technologies) with PCI-ZTI Canada, Inc. (PCI-ZTI), a corporation governed by the Canada Business Corporations Act and a wholly-owned subsidiary of ZIM Corporation. As a result of the amalgamation, a new entity named ZIM Technologies International Inc. has been formed. PCI Merge and ZIM Technologies became wholly-owned subsidiaries of ZIM Corporation.

In these transactions, each outstanding share of common stock of Private Capital and ZIM Technologies was converted into a share of ZIM Corporation. As a result of these shares exchanges, the shareholders of ZIM Technologies and Private Capital now control ZIM Corporation. This transaction has been accounted for as a reverse take over transaction in ZIM Corporation's consolidated financial statements.

This reverse acquisition is treated as a capital transaction in substance since this transaction was accomplished through the use of a non-operating enterprise. No goodwill or intangible assets are recorded following this transaction. ZIM Corporation succeeded Private Capital's SEC registration under the SEC Act of 1934 as reporting corporation registration. This transaction has no financial impact on the Corporation's consolidated financial statements except for the expenses incurred to undergo these transactions.

As there were no material transactions for Private Capital, PCI Merge or ZIM Corporation for the nine months ended February 28, 2003, there is no pro forma financial information presented on these interim consolidated financial statements. Pro forma financial information would not be materially different than the comparative information presented for the nine months ended February 28, 2003.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)



4 - CHANGES IN ACCOUNTING POLICIES

Effective June 1, 2003, the Corporation changed its method of amortizing property and equipment from the straight line method to the declining balance method. The Corporation's management believes this method is preferable because it provides a better matching of costs with related revenues. The adoption of the declining balance method did not have a material effect on the financial statements of the prior periods therefore they have not been restated to apply the new method retroactively.

5 - SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTS RECEIVABLE

Accounts receivable are recorded at the invoiced amount net of an allowance for doubtful accounts; these accounts do not bear interest. The Corporation determines its allowance for doubtful accounts by considering a number of factors, including the age of the receivable, the financial stability of the customer, discussions that may have occurred with the customer and management's judgment as to the overall collectibility of the receivable from that customer. In addition, the Corporation may establish an allowance for all the receivables for which no specific allowances are deemed necessary. This general allowance for doubtful accounts is based on a percentage of the total accounts receivable with different percentages used based on the different age of the receivables. The percentages used are based on the Corporation's historical experience and management's current judgment regarding the state of the economy. The Corporation writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

TRANSLATION OF FOREIGN CURRENCIES

Assets and liabilities recorded in functional currencies other than Canadian dollars are translated into Canadian dollars at the period end rate of exchange. Revenues and expenses are translated at the weighted average exchange rates for the period. The resulting translation are charged or credited to other comprehensive income.

Gains or losses from foreign currency transactions such as those resulting from the settlement of receivables or payables denominated in foreign currency are included in the earnings of the current period.

The Corporation's reporting currency is US dollars and all assets and liabilities are translated into US dollars at the period end rate. Revenues and expenses are translated at the weighted average exchange rates for the period. Gains and losses arising from the translation of financial statements are defined and included in other comprehensive income in shareholders' deficiency.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Amortization is calculated using the following rates and bases:

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)


Computer equipment and software                40% declining balance
Furniture and fixtures                         20% declining balance
Office equipment                               40% declining balance
Automobile                                     20% declining balance
Leasehold improvements                         Straight-line over the lease term

The carrying value of property and equipment is assessed when factors indicating a possible impairment are present. If impairment is determined to exist, the assets are reported at the lower of carrying value or net recoverable amount. Any impairment charges would be recorded in earnings.

6 -  BUSINESS ACQUISITIONS

Effective February 10, 2004, ZIM acquired all of the issued and outstanding common stock of EPL Communications Limited and E-Promotions (together referred to as EPL). EPL is a provider of wireless messaging solutions and is part of ZIM's international growth strategy. The acquisition has been accounted for using the purchase method of accounting and accordingly, the purchase price has been allocated to the identifiable assets acquired and liabilities assumed using estimates of their fair value. The results of operations are included in the consolidated financial statements beginning on the acquisition date. The total purchase price of $3,606,247 included cash of $250,000, acquisition costs of $76,247 and $3,280,000 in common shares. 4,000,000 common shares were issued, of which 400,000 will be held in escrow. These shares were valued at $0.82 based on the market price on February 10, 2004.

The aggregate purchase price for these acquisitions has been allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition as follows:

                                                            $
                                          --------------------

Assets acquired:
Cash                                                    6,219
Accounts receivable                                   501,222
Software and equipment                                361,406
Goodwill                                            1,881,355
Intangibles                                         1,480,000
                                          --------------------
                                                    4,230,202



Current liabilities assumed                           623,955
                                          --------------------
Total purchase price                                3,606,247
                                          --------------------

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)


SUPPLEMENTAL PRO FORMA INFORMATION

Had the acquisition of EPL occurred on June 1, 2003, the pro forma combined revenue and net loss of the Corporation at February 29, 2004 would have been as follows:


                                         Nine               Nine
                                       months             months
                                        ended              ended
                                     February           February
                                     29, 2004           28, 2003
                             ----------------- ------------------
                                            $                  $

Revenue                             2,725,444          2,725,896
                             ================= ==================

Net loss                          (1,356,156)        (1,431,658)
                             ================= ==================

Basic net loss per share              (0.029)            (0.039)
                             ================= ==================
Diluted net loss per share            (0.029)            (0.039)
                             ================= ==================





 7 - RELATED PARTY TRANSACTIONS

DUE TO RELATED PARTIES

The amounts due to related parties at May 31, 2003, represented cash advances from an officer of the Corporation who is a significant shareholder and a holding corporation that is owned by the spouse of the significant shareholder. The amounts had an interest rate of 5% per annum and were due on demand.

On January 7, 2004, the Board of Directors of ZIM approved the conversion of $3,960,950 due to related parties, at a market price of $0.43, in return for 9,211,511 common shares of the Corporation.

8 - STOCK OPTIONS AND WARRANTS

Stock option grants are accounted for in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related interpretations including Financial Accounting Standards Board Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation." As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price or in connection with the modification to outstanding awards and/or changes in grantee status. No employee stock option compensation expense is reflected in our results of operations, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)


Compensation expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which requires entities to recognize an expense based on the fair value of the related awards. We are not required, and we currently do not intend to transition to use a fair value method of accounting for stock-based employee compensation. The following table illustrates the effect on net loss and basic and diluted net loss per share as if we had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation.

                                                         Nine                Nine
                                                       months              months
                                                        ended               ended
                                                     February            February
                                                     29, 2004            28, 2003
                                              ----------------    ----------------
                                                            $                   $

Net loss, as reported                             (1,216,547)         (1,057,136)

Stock-based employee compensation expense
determined under fair value based method
for all awards, net of related tax effects          (505,930)
                                              ----------------    ----------------
Pro forma net loss                                (1,722,477)         (1,057,136)
                                              ================    ================

Basic and diluted net loss per
share:

As reported, basic and diluted                         (0.03)              (0.03)
                                              ================    ================

Pro forma, basic and diluted                           (0.04)              (0.03)
                                              ================    ================

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)


Options granted during the nine months ended February 29, 2004, were 7,260,539. No options were granted during the nine months ended February 28, 2003. The fair value of stock options and stock purchased under our employee stock purchase plan (ESOP) at date of grant was estimated using the Black-Scholes pricing model with an expected life of 18 months, and expected volatility of 80%, a risk free rate of 1.54% and dividend yield of NIL.

Warrants issued to investors in private placements have been valued using the fair value of the equity instrument issued, as this was more readily determinable. As these warrants were issued as a cost associated with raising capital through the private placements, no entry was recorded to additional paid-in capital.


9 - LOSS PER SHARE

For the purposes of the loss per share computation, the weighted average number of common shares outstanding has been used. Had the treasury stock method been applied to the unexercised share options, the effect on the loss per share would be anti-dilutive.

The following securities could potentially dilute basic earnings per share in the future but have not been included in diluted earnings per share because their effect was anti-dilutive:

                                                February 29,     February 28,
                                                        2004             2003
                                               -------------    -------------

        Stock options                              2,100,000       14,800,000
                                               =============    =============



10 - STOCKHOLDERS' EQUITY

The Corporation issued 572,300 common shares in the three months ended February 29, 2004 and 719,300 for the nine months ended February 29, 2004. The issuance of shares was pursuant to the exercise of stock options by employees.

On January 7, 2004, the Board of Directors of ZIM approved the conversion of all amounts due to related parties, in return for 9,211,511 common shares of the Corporation.

On January 30, 2004, the Corporation completed a non-brokered private placement of 1,151,006 units at $0.75 per unit, for total gross proceeds of $863,255. Each unit consists of one common share and one common share purchase warrant. Each warrant may be exercised at any time prior to July 30, 2004.

In connection with the acquisition of EPL, the Corporation issued 4,000,000 common shares to the shareholders of EPL.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)


11 - COMPREHENSIVE LOSS

Comprehensive loss includes changes in the balances of items that are reported directly in a separate component of stockholders' equity in our Unaudited Consolidated Balance Sheets. The components of comprehensive loss are as follows:


                                      Nine                 Nine
                                      months               months
                                      ended                ended
                                      February             February
                                      29, 2004             28, 2003
                                                $                    $

Net loss, as reported                 (1,216,547)          (1,057,136)

Foreign currency translation
adjustment                              (273,542)               5,127
                                ---------------------------------------

Comprehensive loss                    (1,490,089)          (1,052,009)
                                =======================================

12 - COMPARATIVE FIGURES

Certain comparative figures have been reclassified to conform with the current presentation.

13 - RECENT ACCOUNTING PRONOUNCEMENTS

(i) SFAS NO. 149

In April 2003, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" (SFAS 149). SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. Since ZIM does not currently transact in such instruments nor undertake hedging transactions, the adoption of this statement did not have a material impact on our financial condition or results of operations.

(ii) SFAS NO. 150

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" (SFAS 150). SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. We do not expect the adoption of this statement to have a material impact on our financial condition or results of operations.

ZIM CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NINE MONTHS ENDED FEBRUARY 29, 2004
(EXPRESSED IN US DOLLARS)
(UNAUDITED)

(iii) FINANCIAL INTERPRETATION NO. 46

In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities", which requires the consolidation of and disclosures about variable interest entities ("VIEs"). VIEs are entities for which control is achieved through means other than voting rights. In December 2003, the FASB revised FIN No. 46 to incorporate all decisions, including those in previously issued FASB Staff Positions, into one Interpretation. The revised Interpretation supercedes the original Interpretation. Generally, the requirements were effective immediately for all VIEs in which an interest was acquired after January 31, 2003. For variable interests in special purpose entities in which an interest was acquired before February 1, 2003, the requirements are effective at the end of our fiscal 2004. Requirements for non-special purpose entities acquired before February 1, 2003, are effective at the end of the first quarter of fiscal 2005. FIN No. 46 has not had, and is not expected to have, a significant impact on our consolidated financial statements.

                      Financial Statements of



                      E-PROMTIONS LIMITED



                      For the years ended
                      January 31, 2003 and 2004

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of E-Promotions Limited:

We have audited the accompanying balance sheets of E-Promotions Limited as of 31 January 2004 and 2003, and the related profit and loss account for both years in the two year period ended 31 January 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-promotions Limited as of 31 January 2004 and 2003, and the related profit and loss account for both years in the two year period ended 31 January 2004, in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain important respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 17 to the financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1, E-Promotions Limited was acquired subsequent to year-end by ZIM Corporation, which has sustained recurring losses from operations and has an accumulated deficit. The financial uncertainty of ZIM Corporation, the future parent company of E-Promotions Limited, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grant Thornton
GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
London
April 8, 2004

                              E-PROMOTIONS LIMITED

                             REPORT OF THE DIRECTORS

                      FOR THE YEAR ENDED 31ST JANUARY 2004

The directors submit their report and the financial statements of the company for the year ended 31st January 2004.

PRINCIPAL ACTIVITY
The company's principal activity was that of the provision of web development services.

RESULTS FOR THE YEAR The results for the year are set out in the company's sprofit and loss account statement.

DIRECTORS'
The directors who served during the year and their interests (all beneficially held) in the share capital of the company were as follows:

                                                     Ordinary Shares
                                             --------------------------------
                                             10p each           (pound)1 each
                                             --------            ------------
                                                 2004                    2003
                                                 ----                    ----
S Wright (Resigned 10th February 2004)          5,037                   5,037
M Vendone (Resigned 10th February 2004)         4,057                   4,057
                                                =====                   =====

Dr M Cowpland was appointed Director on 10th February 2004 after the acquisition of the previous Directors' shares by ZIM Corporation.

DIRECTORS' RESPONSIBILITIES

The directors are required to prepare financial statements which give a true and fair view of the state of affairs of the company as at the end of the financial year and of the results of the company for the year then ended. These requirements are specified in the Companies Act 1985 and in applicable accounting standards. It is also the directors' responsibility to:

-        Maintain adequate accounting records.
-        Safeguard the assets of the company.
-        Prevent and detect fraud and other irregularities.
- Prepare financial statements on the going concern basis, unless it is inappropriate.

The directors confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates have been used in the preparation of the financial statements.

AUDITORS

Grant Thornton were appointed auditors during the year and offer themselves for re-appointment as auditors in accordance with section 385 of the Companies Act 1985.

SMALL COMPANIES EXEMPTIONS

This report has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

Approved by the Board of Directors

Signed by order of the Board

/s/ Jennifer North

J North
Company Secretary

Date 8th April 2004

                                                         E-PROMOTIONS LIMITED
                                                        PROFIT AND LOSS ACCOUNT
                                             FOR THE YEAR ENDED 31ST JANUARY 2004 AND 2003

                                                                                                   2004             2003
                                                                         Notes                  (pound)          (pound)

TURNOVER                                                                   3                  1,224,432          929,128
Cost of Sales                                                                               (1,038,348)        (585,948)
                                                                                            -----------        ---------

GROSS PROFIT                                                                                    186,084          343,180
Administrative Expenses                                                                       (217,897)        (227,546)
                                                                                            -----------        ---------

OPERATING (LOSS)/PROFIT                                                    4                   (31,813)          115,634
Interest Payable                                                           5                    (1,992)          (2,912)
                                                                                            -----------        ---------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION
                                                                                               (33,805)          112,722
Taxation                                                                   6                     29,027         (29,444)
                                                                                            -----------        ---------

(LOSS)/PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                                                                                  (4,778)           83,278
Dividends                                                                                      (36,500)         (50,000)
                                                                                            -----------        ---------

RETAINED (DEFICIT)/PROFIT FOR THE YEAR                                                         (41,278)           33,278
Retained Profit Brought Forward                                                                  57,807           24,529
                                                                                            -----------        ---------

RETAINED PROFIT CARRIED FORWARD                                                                  16,529           57,807
                                                                                            ===========        =========

During the year there were no gains or losses other than those included in the profit and loss account.

The accompanying notes are an integral part of these financial statements.

                                                          E-PROMOTIONS LIMITED
                                                             BALANCE SHEET
                                                   AS AT 31ST JANUARY 2004 AND 2003

                                                                                       2004                         2003
                                                              Notes                 (pound)                      (pound)
FIXED ASSETS
Tangible Assets                                                 8                   198,444                      226,485
                                                                                   --------                     --------
CURRENT ASSETS
Debtors                                                         9                   192,055                      418,619
Cash at Bank and in Hand                                                                  -                        4,099
                                                                                   --------                     --------

                                                                                    192,055                      422,718
CREDITORS - Amounts Falling
Due Within One Year                                             10                  250,924                      408,683
                                                                                   --------                     --------

NET CURRENT (LIABILITIES)/ASSETS                                                   (58,869)                       14,035
                                                                                   --------                     --------

TOTAL ASSETS LESS CURRENT LIABILITIES                                               139,575                      240,520

CREDITORS - Amounts Falling Due After
One Year
                                                                11                 (15,400)                     (49,322)

PROVISIONS FOR LIABILITIES
AND CHARGES                                                     12                        -                     (25,745)
                                                                                   --------                     --------

                                                                                    124,175                      165,453
                                                                                   ========                     ========

CAPITAL AND RESERVES
Called Up Share Capital                                         13                    1,125                        1,125
Share Premium Account                                                               106,521                      106,521
Profit and Loss Account                                                              16,529                       57,807
                                                                                   --------                     --------

Shareholders' Funds                                                                 124,175                      165,453
                                                                                   ========                     ========

The accompanying notes are an integral part of these financial statements.

                              E-PROMOTIONS LIMITED

                             AS AT 31ST JANUARY 2004


For the year ended on the balance sheet date, the company is entitled to exemption from audit under Section 249A(1) of the Companies Act 1985. No notice has been deposited under Section 249B(2) of the Act in relation to its accounts for the year.

The directors acknowledge their responsibilities for ensuring that the company keeps accounting records which comply with Section 221 of the Act, and for preparing accounts which give a true and fair view of the state of affairs of the company as at the balance sheet date and of its profit or loss for the year then ended and comply with the requirements of the Act relating to accounts, so far as applicable to small companies.

These accounts have been prepared in accordance with the special provision relating to small companies within Part VII of the Companies Act 1985.

Approved by the Board of Directors on 8th April 2004.



/s/ M Cowpland -Director
--------------------------
Dr M Cowpland

                              E-PROMOTIONS LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                  FOR THE YEAR ENDED 31ST JANUARY 2004 AND 2003

1. BASIS OF PRESENTATION

These financial statements have been prepared on a going concern basis which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As disclosed in Note 18, the Company was acquired subsequent to year-end and the parent company's financial instability raises substantial doubt about the parent company's ability to continue as a going concern.

Management of the parent company plans to address these financial instability issues through continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The parent company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the parent company's position and/or results of operations and may necessitate a reduction in operating activities.

In the longer term, the parent company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The parent company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the parent company.

2.       ACCOUNTING POLICIES

The principal accounting policies adopted in arriving at the financial information set out in these Financial Statements are as follows:

a.       Accounting Convention

The Financial Statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Smaller Entities (effective June 2002).

b.       Turnover

Turnover represents the invoiced value of goods and services, net of discounts, and excluding Value Added Tax.

c.       Depreciation

Depreciation is provided to write off the cost of tangible fixed assets by annual installments over their estimated useful economic lives. It is calculated at the following rates:

         Software Development       3 years - straight-line
         Computer Equipment         33% Per Annum - declining balance
         Fixtures and Fittings      20% Per Annum - declining balance

d.       Deferred Taxation

Provision is made for deferred taxation on the incremental liability approach in respect of all timing differences between the incidence of income and expenditure for taxation and accounts purposes that have originated but not reversed at the balance sheet date. Provision is made for future taxation on gains on revalued assets only where a binding commitment to dispose of the asset exists at the year end.

e.       Leased Assets

All leases are operating leases. Their annual rentals are charged to the Profit and Loss Account on a payable basis.

3.       TURNOVER

The turnover and profit (2004-loss) before taxation arise from the principal activity of the company in the United Kingdom.

                                                                                      2004                          2003
                                                                                   (pound)                       (pound)
4.       OPERATING (LOSS)/PROFIT
         Operating (loss)/profit is stated after
         charging the following:

         Directors' Remuneration                                                    14,052                        21,334
         Depreciation                                                               94,792                        89,643
                                                                                  ========                      ========

5.       INTEREST PAYABLE
         Loan Interest                                                                   -                         1,451
         Interest on PAYE & Corporation Tax                                          1,992                         1,461
                                                                                  --------                      --------

                                                                                     1,992                         2,912
                                                                                  ========                      ========







                                      F-58

6.       TAXATION
         (Refund)/Charge for year                                                  (3,282)                         3,282
         Over/Under provision for previous year                                          -                           417
         Deferred Taxation (Note 7)                                               (25,745)                        25,745
                                                                                  --------                      --------
                                                                                  (29,027)                        29,444
                                                                                  ========                      ========


                                                                                      2004                          2003
                                                                                   (pound)                       (pound)
7.       DEFERRED TAXATION

         The full potential liability for deferred taxation is as follows:

         Balance as at 01.02.03                                                     25,745                             -
         Transferred to Profit & Loss account                                     (25,745)                        25,745
                                                                                  --------                      --------
         Balance as at 31.01.04                                                          -                        25,745
                                                                                  ========                      ========


8.       TANGIBLE FIXED ASSETS

                                                           Software          Computer             Office           Total
                                                        Development         Equipment          Equipment

                                                            (pound)           (pound)            (pound)         (pound)
         COST
         As at 01.02.03                                     289,225            34,879             18,965         343,069
         Additions                                           62,610             3,171                970          66,751
                                                           --------          --------           --------        --------
         As at 31.01.04                                     351,835            38,050             19,935         409,820
                                                           ========          ========           ========        ========
         DEPRECIATION
         As at 01.02.03                                      82,260            25,047              9,277         116,584
         Charge for Year                                     88,267             4,291              2,234          94,792
                                                           --------          --------           --------        --------
         As at 31.01.04                                     170,527            29,338             11,511         211,376
                                                           ========          ========           ========        ========
         NET BOOK VALUE
         As at 31.01.04                                     181,308             8,712              8,424         198,444
                                                           ========          ========           ========        ========
         As at 31.01.03                                     206,965             9,832              9,688         226,485
                                                           ========          ========           ========        ========
None of the above assets are held under finance leases or hire purchase contracts.


                                                                                       2004                         2003
                                                                                    (pound)                      (pound)
9.       DEBTORS
         Trade Debtors                                                               61,198                      413,819
         Other Debtors                                                              130,857                        4,800
                                                                                   --------                     --------
                                                                                    192,055                      418,619
                                                                                   ========                     ========
         All debtors are receivable within one year.


                                                                                        2004                        2003
                                                                                     (pound)                     (pound)
10.      CREDITORS - Amounts Falling Due Within One Year
         Bank Overdraft & Loan                                                        14,583                       5,200
         Trade Creditors                                                              94,554                     354,631
         Other Taxes & Social Security                                                33,569                      42,204
         Other Creditors                                                             108,218                       6,648
                                                                                    --------                    --------
                                                                                     250,924                     408,683
                                                                                    ========                    ========

11.      CREDITORS - Amounts Falling Due After One Year
         Loans                                                                        15,400                      49,322
                                                                                    ========                    ========

12.      PROVISIONS FOR LIABILITIES AND CHARGES
         Deferred Taxation (Note 6)                                                        -                      25,745
                                                                                    ========                    ========

13.      CALLED UP SHARE CAPITAL                                                          No                          No
         Ordinary Shares 10p Each (2003-(pound)1)
         Authorized                                                                  100,000                     100,000
                                                                                     =======                      ======

                                                                                     (pound)                     (pound)
         Allotted, Issued and Fully Paid                                               1,125                       1,125
                                                                                     =======                      ======

14.      RELATED PARTIES

         Included in trade debtors (note 9) at January 31, 2004 are (pound)4,820 (nil in 2003) due from EPL Communications Limited, a sister company. During the year ended January 31, 2004 management fees of (pound)10,000 (nil in 2003) were received from EPL Communications Limited.

15.      FINANCIAL COMMITMENTS

         a. Capital Commitments
         The Company had no capital commitments at the year ended 31st January 2004 or at 31st January 2003.

         b. Operating Lease Commitments
         The Company had an operating lease commitment of (pound)14,220 p.a ((pound)9,000 - 2003) in relation to land and buildings expiring within one year.

16.      CONTINGENT LIABILITIES

         The Company had no contingent liabilities at 31st January 2004 or at 31st January 2003.


17. SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

         These financial statements have been prepared in accordance with UK GAAP. There are no significant differences between UK and US GAAP for the accounting policies applied in these financial statements. Set out below is a summary of the cash flow statement under US GAAP:

                                                                                        2004                       2003
                                                                                     (pound)                    (pound)

         Net cash provided by operating activities                                   123,691                    179,014
         Net cash used in investing activities                                      (66,751)                  (194,782)
         Net cash (used in) provided by financing activities                        (61,039)                     18,420
                                                                                    --------                   --------
         Net (decrease) increase in cash under US GAAP                               (4,099)                      2,652
                                                                                    ========                   ========

         The comprehensive loss (income) is equal to the net loss (income) for the years ended January 31, 2004 and 2003.

18.      SUBSEQUENT EVENT

         On February 10, 2004, ZIM Corporation acquired all of the issued share capital of E-Promotions Limited and EPL Communications Limited from the directors and became the ultimate controlling related party. The total purchase price of $3,606,247 USD included cash of $250,000 USD, acquisition costs of $76,247 USD and $3,280,000 USD in common shares of ZIM Corporation.

                      Financial Statements of



                      EPL COMMUNICATIONS LIMITED



                      For the Period ended
                      January 31, 2004

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of EPL Communications Limited:

We have audited the accompanying balance sheet of EPL Communications Limited (the "Company") as of 31 January 2004, and the related profit and loss account for the period ended 31 January 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EPL Communications Limited as of 31 January 2004, and the related profit and loss account for the period ended 31 January 2004, in conformity with generally accepted accounting principles in the United Kingdom. Accounting principles generally accepted in the United Kingdom vary in certain important respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in note 13 to the financial statements.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, EPL Communications Limited was acquired subsequent to year-end by ZIM Corporation, which has sustained recurring losses from operations and has an accumulated deficit. The financial uncertainty of ZIM Corporation, the future parent company of EPL Communications Limited, raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Grant Thornton
GRANT THORNTON
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS
London
April 8, 2004

                           EPL COMMUNICATIONS LIMITED

                             REPORT OF THE DIRECTOR

                     FOR THE PERIOD ENDED 31ST JANUARY 2004

The directors submit their report and the financial statements of the company for the period ended 31st January 2004.

PRINCIPAL ACTIVITY

The company's principal activity is that of the provision of web development services.

INCORPORATION & COMMENCEMENT OF TRADE

The company was incorporated on 27th August 2003 and commenced trading on the 1st September 2003.

RESULTS FOR PERIOD

The results for the period are set out in the company's profit and loss account statement.

DIRECTORS

The directors who served during the period and their interests (all beneficially held) in the share capital of the company were as follows:
                                                Ordinary Shares of (pound)1 Each
                                                --------------------------------
                                                                        31.01.04
                                                                        --------
M Vendone (Resigned 10th February 2004)                                     1
S Wright  (Resigned 10th February 2004)                                     1
                                                                           ==

Dr. M Cowpland was appointed director on 10th February 2004 after the acquisition of the previous directors' shares by ZIM Corporation.

DIRECTORS' RESPONSIBILITIES FOR THE FINANCIAL STATEMENTS

The directors are required to prepare financial statements which give a true and fair view of the state of affairs of the company as at the end of the financial period and of the results of the company for the year then ended. These requirements are specified in the Companies Act 1985 and in applicable accounting standards. It is also the directors' responsibility to:
-        Maintain adequate accounting records.
-        Safeguard these assets of the company;.
-        Prevent and detect fraud and other irregularities;
- Prepare financial statements on the going concern basis, unless it is inappropriate

The directors confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates have been used in the preparation of the financial statements.


AUDITORS

Grant Thornton were appointed auditors during the year and offer themselves for re-appointment as auditors in accordance with section 385 of the Companies Act 1985.


SMALL COMPANIES EXEMPTIONS

This report has been prepared in accordance with the special provisions of Part VII of the Companies Act 1985 relating to small companies.

Approved By the Director
By Order of the Board


/s/ Jennifer North

J North
Company Secretary

Date: 8th April 2004

                           EPL COMMUNICATIONS LIMITED
                             PROFIT AND LOSS ACCOUNT
                     FOR THE PERIOD ENDED 31ST JANUARY 2004

                                                                  2004
                                           Notes               (pound)

TURNOVER                                     3                  52,169
Cost of Sales                                                   30,329
                                                              --------

GROSS PROFIT                                                    21,840
Administrative Expenses                                       (11,583)
                                                              --------

OPERATING PROFIT                             4                  10,257

Interest Received                            5                       3
                                                              --------

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                                 10,260

Taxation                                     6                       -
                                                              --------

PROFIT ON ORDINARY ACTIVITIES                                   10,260
AFTER TAXATION

Dividends                                                            -
                                                              --------

RETAINED PROFIT FOR THE PERIOD                                  10,260
                                                              ========




During the period there were no gains or losses other than those included in the profit and loss account.


The accompanying notes are an integral part of these financial statements.

                           EPL COMMUNICATIONS LIMITED
                                  BALANCE SHEET
                             AS AT 31ST JANUARY 2004

                                                                     2004
                                               Notes              (pound)

CURRENT ASSETS
Debtors                                          7                 27,549
Cash at Bank and In Hand                                            3,415
                                                                 --------

                                                                   30,964
CREDITORS - Amounts Falling                      8
Due Within One Year                                                20,702
                                                                 --------

NET CURRENT ASSETS                                                 10,262
                                                                 ========
CAPITAL AND RESERVES
Called Up Share Capital                          9                      2
Profit and Loss Account                                            10,260
                                                                 --------

Shareholders' Funds                                                10,262
                                                                 ========


The accompanying notes are an integral part of these financial statements.

                           EPL COMMUNICATIONS LIMITED

                             AS AT 31ST JANUARY 2004


For the period ended on the balance sheet date, the company is entitled to exemption from audit Section 249A(1) of the Companies Act 1985. No notice has been deposited under section 249B(2) of the Act in relation to its accounts for the year.

The director acknowledges his responsibilities for ensuring that the company keeps accounting records which comply with Section 221 of the Act, and for preparing Accounts which give a true and fair view of the state of affairs of the company as at the balance sheet date and of its profit or loss for the period then ended and comply with the requirements of the Act relating to Accounts, so far as applicable to small companies.

These accounts have been prepared in accordance with the special provisions relating to small companies within Part VII of the Companies Act 1985.

Approved by the Director On 8th April 2004.



/s/ M Cowpland - Director
----------------------------
Dr M Cowpland

                           EPL COMMUNICATIONS LIMITED
                        NOTES TO THE FINANCIAL STATEMENTS
                     FOR THE PERIOD ENDED 31ST JANUARY 2004

1.       BASIS OF PRESENTATION

These financial statements have been prepared on a going concern basis which assumes that the Company will realize the carrying value of its assets and satisfy its obligations as they become due in the normal course of operations. As disclosed in Note 14, the Company was acquired subsequent to year-end and the parent company's financial instability raises substantial doubt about the parent company's ability to continue as a going concern.

Management of the parent company plans to address these financial instability issues through continuing to raise capital through the placement of equity, obtaining additional advances from related parties and, if necessary, renegotiating the repayment terms of accounts payable and accrued liabilities. The parent company's ability to continue as a going concern is subject to management's ability to successfully implement the above plans. Failure to implement these plans could have a material adverse effect on the parent company's position and/or results of operations and may necessitate a reduction in operating activities.

In the longer term, the parent company has to generate the level of sales which would result in cash self sufficiency and it may need to continue to raise capital by selling additional equity or by obtaining credit facilities. The parent company's future capital requirements will depend on many factors, including, but not limited to, the market acceptance of its software, the level of its promotional activities and advertising required to support its software. No assurance can be given that any such additional funding will be available or that, if available, it can be obtained on terms favorable to the parent company.

2.       ACCOUNTING POLICIES

The principal accounting policies adopted in arriving at the financial information set out in these Financial Statements are as follows:

a.       Accounting Convention

The Financial Statements have been prepared under the historical cost convention and in accordance with the Financial Reporting Standards for Smaller Entities (Effective June 2002).

b.       Turnover

Turnover represents the invoiced value of goods and services, net of discounts and excluding Value Added Tax.

3.          TURNOVER

            The turnover and profit before taxation arise from the principal activity of the Company in the United Kingdom.


                                                                           2004
                                                                        (pound)
4.          OPERATING PROFIT
            Operating Profit is stated after charging the following:
            Directors' Remuneration                                            -
                                                                       ========

5.          INTEREST RECEIVABLE

            Bank Deposit Interest                                             3
                                                                       ========
6.          TAXATION
            Charge for Current Year                                           -
                                                                       ========

7.           DEBTORS                                                     24,244
             Trade Debtors                                                3,305
             Other Debtors                                             --------
                                                                         27,549
                                                                       ========

8.           CREDITORS - Amounts Falling Due Within One Year

             Trade Creditors                                             20,702
                                                                       ========

9.           CALLED UP SHARE CAPITAL                                         No
             Ordinary Shares of (pound)1 Each
             Authorized                                                   1,000
                                                                       ========
                                                                         (pound)
             Allotted, Issued and Fully Paid                                  2
                                                                       ========

10.         RELATED PARTIES

            Included in trade creditors (note 8) at January 31, 2004 is (pound)4,820 due to E-Promotions Limited, a sister company. During the period ended January 31, 2004 management fees of (pound)10,000 were paid to E-Promotions Limited.

11.         FINANCIAL COMMITMENTS

            The Company had no capital commitments at the year end January 31, 2004.


12.         CONTINGENT LIABILITIES

            The Company has no contingent liabilities at the year ended January 31, 2004.

13. These financial statements have been prepared in accordance with UK GAAP. There are no differences between UK and US GAAP for the accounting policies applied in these financial statements.

            Set out below is a summary of the cash flow statement under US GAAP:

                                                                2004
                                                             (pound)

            Net cash provided by operating activities          3,413
            Net cash provided by financing activities              2
                                                            --------
            Net increase in cash under US GAAP                 3,415
                                                            ========

            Comprehensive income is equal to net income for the period ended January 31, 2004.

14.         SUBSEQUENT EVENT

            On February 10, 2004, ZIM Corporation acquired all of the issued share capital of E-Promotions Limited and EPL Communications Limited from the directors and became the ultimate controlling related party. The total purchase price of $3,606,247 USD included cash of $250,000 USD, acquisition costs of $76,247 USD and $3,280,000 USD in common shares of ZIM Corporation.

                               Table of Contents

Item                                                        Page No.
----                                                        --------

Prospectus Summary                                                 4
Risk Factors                                                       6
Use of Proceeds                                                    6
Selling Shareholders                                               8
Plan of Distribution                                               9
Legal Proceedings                                                 11
Management                                                        12
Security Ownership                                                13
Description of ZIM Corporation's Shares                           14
ZIM's Business                                                    19
Management Discussion and Analysis                                21
Executive Compensation                                            29
Legal Matters                                                     30
Where You Can Find More Information                               31

                                     PART II

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's By-Laws limit, to the maximum extent permitted by Canadian law, the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors or officers. The By-Laws provide further that the Corporation shall indemnify to the fullest extent permitted by Canadian law any person made a party to an action or proceeding by reason of the fact that such person was a director, officer, employee or agent of the Corporation. The By-Laws also provide that the directors and officers who are entitled to indemnification shall be paid their expenses incurred in connection with any action, suit, or proceeding in which such director of officer is made a party by virtue of his or her being an officer or director of the Corporation to the maximum extent permitted by Canadian law.

Insofar as an indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the distribution of the securities being registered.



Securities and Exchange Commission Registration Fee      $   566.73
Printing and Engraving Expenses                          $ 2,500.00
Accounting Fees and Expenses                             $25,000.00
Legal Fees and Expenses                                  $45,000.00
Miscellaneous                                            $ 1,933.27
                                                      -------------
TOTAL                                                    $75,000.00
                                                      =============


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since May 2003, the Registrant has sold the following securities without registration under the Securities Act of 1933, as amended:

         (1) In June 2003, the Registrant sold an aggregate of 199,000 common shares to two unaffiliated persons for an aggregate consideration of $218,900.

         (2) On January 7, 2004, the Registrant issued an aggregate of 9,211,511 shares of its common shares to Dr. Cowpland and to 160879 Canada Inc. upon the conversion by Dr. Cowpland of approximately $630,000 of promissory notes held by Dr. Cowpland, and the conversion by 160879 Canada Inc. of approximately $2.7 million held by 160879 Canada Inc. The Registrant's board of directors approved this conversion of debt into common shares based on the last closing price of our common shares on the OTC-BB. The total amount due, with interest, was $3,960,950. The share price used in the conversion was $.43, resulting in 9,211,511 common shares being issued to Dr. Cowpland and to 160879 Canada Inc.

         (3) In January 2004, the Registrant sold to 71 persons an aggregate of 1,150,006 units at $.75 per unit, each unit consisting of one share of the Registrant's common shares and one warrant to purchase an additional share of the Registrant's common shares at $.75 per share for a period of six months from the date of issuance.

         (4) In February 2004, the Registrant issued 4,000,000 of its common shares to six unaffiliated persons as partial consideration for the ownership interest in EPL Communications Limited and E-Promotions Limited.

ITEM 27. EXHIBITS

EXHIBIT
NUMBER     EXHIBIT
-------  ----------

3.1      Articles of Incorporation of the Registrant(1)
3.2      By-Laws of the Registrant(1)
4.1      The Registrant's Employee Stock Option Plan(2)
4.2      Form of Warrant Agreement (3)
5.1 Opinion of LaBarge Weinstein LLP as to the legality of the securities being registered(3)
10.1 Employment agreement between ZIM Technologies International Inc. and Tony Davidson dated April 30, 2001(4)
10.2 Employment Agreement between ZIM Technologies International Inc. and Jennifer North dated May 27, 2003(5)
21.1     List of subsidiaries of the Registrant(3)
23.1 Consent of Raymond Chabot Grant Thornton General Partnership (3) 23.2 Consent of Grant Thornton (3) 23.3 Consent of KPMG LLP(3) 23.4 Consent of LaBarge Weinstein LLP included in Exhibit 5.1 hereto

---------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-4 filed with the United States Securities and Exchange Commission on October 31, 2002 (333-100920).

(2) Incorporated by reference to the Definitive Form 14A filed with the United States Securities and Exchange Commission on October 27, 2003.

(3)  Filed herewith

(4) Incorporated by reference to Amendment No. 5 to the Form S-4 filed with the United States Securities and Exchange Commission on April 11, 2003.

(5) Incorporated by reference to the Form SB2 filed with the United States Securities and Exchange Commission on June 24, 2003.

ITEM 28. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statements to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the United States Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate

                                   SIGNATURES

In accordance with the requirements of the United States Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in the City of Ottawa, the Province of Ontario, Canada on April 16, 2004.

                                 ZIM CORPORATION

                     By: /s/ MICHAEL COWPLAND
                         Michael Cowpland
                         President and Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

         NAME                   TITLE                          DATE

 /s/ MICHAEL COWPLAND  President,
     Michael Cowpland  Chief Executive Officer
                       and Director                      April 22, 2004

 /s/ JENNIFER NORTH    Chief Financial Officer
     Jennifer North                                      April 22, 2004

 /s/ STEVEN HOUCK      Director                          April 22, 2004
     Steven Houck

 /s/ CHARLES SAIKALEY  Director                          April 22, 2004
     Charles Saikaley

 /s/ JAMES STECHYSON   Director                          April 22, 2004
     James Stechyson

 /s/ DONALD GIBBS      Director                          April 22, 2004
     Donald Gibbs